Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BARNES & NOBLE, INC.*

BARNES & NOBLE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

“FIRST: The name of the corporation is Barnes & Noble, Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is (i) 300,000,000 shares with a par value of $.001 per share which are to be of a class designated “Common Stock” and (ii) 5,000,000 shares with a par value of $.001 per share which are to be of a class designated “Preferred Stock.”

(b) The Board of Directors is hereby expressly granted authority to authorize from time to time in accordance with law the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including but without limiting the generality of the foregoing, the following:

(i) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends, or to no dividends;

(ii) entitling the holders thereof to receive dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

(iii) entitling the holders thereof to rights upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any other distribution of the assets of, the Corporation, on a parity with, junior to or in preference to, the rights of any other class or series of capital stock of the Corporation;

*	Includes all amendments through ~~June 17, 1998.~~September 19, 2017.

(iv) providing for the conversion, at the option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes or into property of the Corporation or into the securities or properties of any other corporation or person, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine, or providing for no conversion;

(v) providing for the redemption, in whole or in part, of the shares of Preferred Stock at the option of the Corporation or the holder thereof, in cash, bonds or other property, at such price or prices (which amount may vary under different conditions and at different redemption dates), within such period or periods, and under such conditions as the Board of Directors shall so provide, including provisions for the creation of a sinking fund for the redemption thereof, or providing for no redemption;

(vi) lacking voting rights or having limited voting rights or enjoying general, special or multiple voting rights; and

(vii) specifying the number of shares constituting that series and the distinctive designation of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed in accordance with the respective priorities and preferential amounts (including unpaid cumulative dividends, if any, and interest thereon, if any) payable with respect thereto, and among the shares of any series of Preferred Stock, ratably among the shares of such series.

All shares of any one series of Preferred Stock shall be identical in all respects with the other shares of such series, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

The Board of Directors may change the powers, designation, preferences, rights, qualifications, limitations and restrictions of, and number of shares in, any series of Preferred Stock as to which no shares are issued and outstanding.

(c) Seventy thousand (70,000) shares of the Preferred Stock have been designated Series A Preferred Stock. The designations, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows:

1. Designation.

The designation of said series shall be Series A Preferred Stock (“Series A Preferred”).

2. Dividends.

The holders of Series A Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at, but not exceeding, the rate of $60 per share per annum, payable quarterly on February 15, May 15, August 15 and November 15 in each year, commencing on February 15, 1987, to holders of record of Series A Preferred on the fifteenth business day immediately preceding such respective dividend payment dates, accruing from the date on which respective shares of Series A Preferred shall be issued, except that if any such share is issued on a date not constituting a regular dividend payment date, the first dividend payable in respect of such share on the next regular dividend payment date shall be calculated on the actual number of days elapsed over a 360-day year.

So long as any Series A Preferred shall remain outstanding, no dividend or distribution whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof .ranking junior to Series A Preferred in the payment of dividends (other than a dividend payable in stock ranking junior to the Series A Preferred as aforesaid) nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with Series A Preferred in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with Series A Preferred in payment of dividends, unless in each instance full dividends on all outstanding shares of Series A Preferred for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of Series A Preferred for the then current quarterly dividend period shall have been paid or declared and sufficient funds set apart for payment thereof. Accumulations of dividends on any shares of Series A Preferred shall not bear interest.

No dividend or distribution shall be paid upon or declared or set apart for any share of Series A Preferred for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series A Preferred then outstanding and entitled to receive such dividend.

3. Liquidation.

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred then outstanding shall be entitled to receive, out of the net assets of the Corporation, $1,000 per share plus an amount equal to all dividends accrued and unpaid on each share of Series A Preferred to the date fixed for distribution, and no more, before any distribution or payment of assets shall be made to the holders of Common Stock or any other class or series of stock of the Corporation ranking junior to Series A Preferred with respect to the distribution of assets; provided, however, that no distribution as aforesaid shall be made to the holders of Series A Preferred unless at the same time a like proportionate distribution shall be made ratably in proportion to the respective amounts payable upon liquidation, dissolution or winding up of the affairs of the Corporation, to the holders of all shares of any other class of stock or series thereof, if any, then outstanding and ranking e to distribution of assets on a parity with Series A Preferred.

No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any other class or series of stock ranking on a parity with Series; A Preferred with respect to preferential distribution of assets unless a payment on account of such liquidation, dissolution or winding up shall be made at the same time to the holders of Series A Preferred in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled.

Nothing herein contained shall be deemed to prevent redemption of Series A Preferred by the Corporation in the manner provided in paragraph 5 below of this subparagraph (c) of Article FOURTH.

Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable shall be given by mail, postage prepaid, but not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Preferred at their respective addresses as the same shall appear on the books of the Corporation.

4. Voting Rights.

(a) Except for the voting rights expressly conferred by this paragraph 4 and except as otherwise provided by law, the holders of shares of Series A Preferred shall not be entitled to vote on any matters to be voted on by stockholders of the Corporation or to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which such holders of Series A Preferred are not entitled to vote.

(b) So long as any shares of Series A Preferred are outstanding, the Corporation shall not in any manner, whether by amendment to the Corporation’s Amended and Restated Certificate of Incorporation or By-Laws of the corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least 75% of the shares of Series A Preferred then outstanding, voting separately as a class, (a) amend, alter or repeal any of the provisions of the Corporation’s Amended and Restated Certificate of Incorporation or By-Laws of the Corporation, so as to affect adversely the powers, preferences or special rights of the Series A Preferred; (b) authorize or increase the authorized amount of, or authorize any obligation or security Convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to or on parity with the Series A Preferred in the payment of dividends or the preferential distribution of assets; or (c) increase the number of shares of Common Stock or Preferred Stock authorized by the Corporation’s Amended and Restated Certificate of Incorporation; provided, however, that, except as otherwise required by law, no such consent or vote shall be required for any merger or consolidation:

(i) in which (x) the Corporation is the surviving corporation; (y) no change is made which would adversely affect the powers, preferences or special rights of the Series A Preferred; and (z) no additional class or series of stock is authorized or the authorized amount thereof increased, and no obligation or security convertible into or evidencing the right to purchase shares of any additional class or series of stock is authorized, if no such consent or vote would have been required by this subparagraph (b) for any such authorization, or increase in authorized amount, immediately prior to such merger or consolidation; or

(ii) in which (x) the Corporation is a party but is not the surviving corporation; (y) the surviving corporation shall, in connection with and at the same time as such merger or consolidation, issue in exchange for each share of Series A Preferred then outstanding a share of preferred stock of the surviving corporation with substantially the same powers, preferences and special rights as the Series A Preferred; and (z) immediately after such merger or consolidation only classes or series of stock of the surviving corporation and obligations or securities convertible into or evidencing the right to purchase shares of a class or series of stock of the surviving corporation shall be authorized or outstanding, for which no such consent or vote would have been required if such classes or series of stock and obligations or securities had been authorized by the Corporation immediately prior to such merger or consolidation, or which have, or are convertible into or evidence the right to purchase shares of a class or series of stock of the surviving corporation which have, substantially the same powers, preferences and special rights and authorized amount as a class or series of stock of the Corporation which was authorized (with such consent or vote) prior to such merger or consolidation and is continuing as an authorized class or series of stock at the time thereof.

5. Optional Redemption.

The Corporation at its option may, at any time or from time to time, redeem, out of funds legally available therefor, the whole or any part of the then outstanding Series A Preferred at a redemption price of $1,000 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

At or prior to the time of each redemption pursuant to this paragraph 5, the Corporation shall pay or make provision for payment of all accrued and unpaid dividends on all shares of Series A Preferred.

In the event the Corporation shall determine to redeem loss than the entire issue of series A Preferred then outstanding, (i) the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) if the number of holders of Series A Preferred exceeds 250, and the Board of Directors so determines, the shares shall be selected by lot.

Notice of every such redemption shall be mailed, first-class postage prepaid, not less than 30 nor more than 45 days prior to the data fixed for redemption (the “Redemption Date”), to each holder of record of shares to be redeemed, at his address as it appears on the books of the Corporation. Each such notice shall state the Redemption Date; the number of shares of Series A Preferred to be redeemed, and, if less than all shares of Series A Preferred held by such holder are to be redeemed, the number of such shares to be redeemed from him; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed will cease to accrue on the Redemption Date.

Notice having been mailed, from and after the Redemption Date (unless the Corporation fails to provide money for the payment of the redemption price) dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as stockholders of the Corporation (except the right to receive the redemption price thereof, but without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates for any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation, at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price, plus accrued and unpaid dividends thereon, if any, will be deposited on a specified date, prior to the Redemption Date, with a specified bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit, shares called for redemption shall no longer be deemed to be outstanding, all rights with respect to such shares of Series A Preferred shall forthwith upon such deposit cease and terminate and holders of such shares shall look for the payment of the redemption price only to funds so deposited and in no event to the Corporation unless said funds shall be repaid to the Corporation as hereinafter provided. Holders of such shares shall not be entitled to any interest allowed by such depositary on money so deposited but any such interest shall be paid to the Corporation. Any moneys deposited as aforesaid for redemption of any shares and remaining unclaimed for four years after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for the redemption price thereof and for payment of any dividends due which shall be in arrears, but without interest.

Any provision of this paragraph 5 to the contrary notwithstanding, until all such arrearages shall have been cured, the Corporation shall not redeem any shares of Series A Preferred unless all outstanding shares of Series A Preferred are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series A Preferred.

Any shares of Series A preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding and shall not be reissued.

(d) Fourteen thousand five hundred (14,500) shares of the Preferred Stock have been designated Series B Preferred Stock. The designations, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows:

1. Designation.

The designation of said series shall be Series B Preferred stock (“Series B Preferred”).

2. Dividends.

The holders of Series B Preferred shall be entitled to receive in respect of each share thereof, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at, but not exceeding, $1,000 times the rate per annum equal to 105.26 percent of (a) the rate announced by Citibank, N.A. in New York New York as its base or prime rate in effect from time to time during each semi-annual dividend period, plus (b) one percent; provided, however, that the mum of clauses (a) and (h) shall in no event be less than sir percent per annum. Dividends shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable semi-annually on June 30 and December 31 in each year, commencing on December 31, 1987, to holders of record of Series B Preferred on the fifteenth day immediately preceding such respective dividend payment dates, accruing from the date of issuance of the Series B Preferred, except that if any such share is issued on a date not constituting a regular dividend payment date, the first dividend payable in respect of such share on the next regular dividend payment date shall be calculated on the actual number of days elapsed over a 360-day year of twelve 30-day months. Accumulations of accrued unpaid dividends on any shares of Series B Preferred shall bear interest at a rate per annum equal to (a) the rate announced by Citibank, N.A. in New York, New York as its base or prime rate in effect from time to time during each semi-annual dividend period, plus (b) one percent; provided, however, that if any such interest payment shall be subject to any United States withholding tax, the amount of such interest payment shall be increased to the extent necessary to cause the recipient to receive the full amount of such interest payment after giving effect to all such withholding taxes.

So long as any Series B Preferred shall remain outstanding, no dividend or distribution whatsoever shall be declared or paid upon or set apart for Series A Preferred, Common Stock, or any other class of stock or series thereof ranking junior to Series B Preferred in the payment of dividends (other than a dividend payable in stock ranking junior to Series B Preferred as aforesaid), nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with Series B Preferred in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any other class of stock or series thereof ranking junior to or on a parity with Series B Preferred in payment of dividends, unless in such instance full dividends on all outstanding shares of Series B Preferred for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of Series B Preferred for the then current dividend period shall have been paid or declared and sufficient funds set apart for payment thereof.

No dividend or distribution shall be paid upon or declared or set apart for any share of Series B Preferred for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series B Preferred then outstanding and entitled to receive such dividend.

3. Liquidation.

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series B Preferred then outstanding shall be entitled to receive, out of the net assets of the Corporation, $1,100 per share plus an amount equal to all dividends accrued and unpaid on each share of Series B Preferred and all accrued and unpaid interest in respect of such dividends, in each case to the date fixed for distribution, and no more, before any distribution or payment of assets shall be made to the holders of Common Stock, Series A Preferred or any other class or series of stock of the Corporation ranking junior to Series B Preferred with respect to the distribution of assets; provided, however, that no distribution as aforesaid shall be made to the holders of Series B Preferred unless at the same time a like proportionate distribution shall be made ratably in proportion to the respective amounts payable upon liquidation, dissolution or winding up of the affairs of the Corporation, to the holders of all shares of any other class of stock or series thereof, if any, then outstanding and ranking as to distribution of assets on a parity with Series B Preferred.

No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any other class or series of stock ranking on a parity with Series B Preferred with respect to preferential distribution of assets unless a payment on account of such liquidation, dissolution or winding up shall be made at the same time to the holders of Series B Preferred in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled.

Nothing herein contained shall be deemed to prevent redemption of Series B Preferred by the Corporation in the manner provided in paragraph 5 below of this subparagraph (d) of Article FOURTH.

Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable shall be given by mail, postage prepaid, but not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Preferred at their respective addresses as the same shall appear on the books of the Corporation.

4. Voting Rights.

(a) Except for the voting rights expressly conferred by this paragraph 4 and except as otherwise provided by law, the holders of shares of Series B Preferred shall not be entitled to vote on any matters to be voted on by stockholders of the Corporation or to receive notice of, or to participate in, any meeting of stockholders of the Corporation at which such holders of Series B Preferred are not entitled to vote.

(b) So long as any shares of Series B Preferred are outstanding, the Corporation shall not in any manner, whether by amendment to the Corporation’s Amended and Restated Certificate of Incorporation or By-Laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least 75% of the votes of the shares of Series B Preferred then outstanding, voting separately as a class, (a) amend, alter or repeal any of the provisions of the Corporation’s Amended anal Restated Certificate of Incorporation or By-Laws of the Corporation, so as to affect adversely the powers, preferences or special rights of the Series B Preferred; (b) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to or on a parity with the Series B Preferred in the payment of dividends or the preferential distribution of assets; or (c) increase the number of shares of common Stock or Preferred Stock authorized by the Corporation’s Amended and Restated Certificate of Incorporation; provided, however, that, except as otherwise required by law, no such consent or vote shall be required for any merger or consolidation:

(i) in which (x) the Corporation is the surviving corporation; (y) no change is made which would adversely affect the powers, preferences or special rights of the Series B Preferred; and (a) no additional class or series of stock is authorized or the authorized amount thereof increased, and no obligation or security convertible into or evidencing the right to purchase shares of any additional class or series of stock is authorized, if no such consent or vote would have been required by this subparagraph (b) for any such authorization, or increase in authorized amount, immediately prior to such merger or consolidation; or

(ii) in which (x) the Corporation is a party but is not the surviving corporation; (y) the surviving corporation shall, in connection with and at the same time as such merger or consolidation, issue in exchange for each share of Series B Preferred then outstanding a share of preferred stock of the surviving corporation with substantially the same powers, preferences and special rights as the Series B Preferred; and (z) immediately after such merger or consolidation only classes or series of stock of the surviving corporation and obligations or securities convertible into or evidencing the right to purchase shares of a class or series of stock of the surviving corporation shall be authorized or outstanding, for which no such Consent or vote would have been required if such classes or series of stock and obligations or securities had been authorized by the Corporation immediately prior to such merger or consolidation, or which have, or are convertible into or evidence the right to purchase shares of a class or series of stock of the surviving corporation which have, substantially the same powers, preferences and special rights and authorized amount as a class or series of stock of the Corporation which was authorized (with such consent or vote) prior to such merger or consolidation and is continuing as an authorized class or series of stock at the time thereof.

5. Optional Redemption.

The Corporation at its option may, at any time or from time to time, redeem, out of funds legally available therefor, the whole or any part of the then outstanding Series B Preferred at a redemption price of $1,100 per share plus accrued and unpaid dividends thereon and all accrued and unpaid interest in respect of such dividends, in each case to the date fixed for redemption.

At or prior to the time of each redemption pursuant to this paragraph 5, the Corporation shall pay or make provision for payment of all accrued and unpaid dividends on all shares of Series B Preferred and of all accrued and unpaid interest in respect thereof.

In the event the Corporation shall determine to redeem less than the entire issue of Series B Preferred then outstanding, (i) the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) if the number of holders of Series B Preferred exceeds 250, and the Board of Directors so determines, the shares shall be selected by lot.

Notice of every such redemption shell be mailed, first-class postage prepaid, not less than 30 nor more than 45 days prior to the Redemption pate, to each holder of record of shares to be redeemed, at his address as it appears on the books of the Corporation. Each such notice shall state the Redemption Date; the number of shares of Series a Preferred to be redeemed, and, if less than all shares of Series B Preferred held by such holder are to be redeemed, the number of such shares to be redeemed from him; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed will cease to accrue on the Redemption rate.

Notice having been mailed, from and after the Redemption Date (unless the Corporation fails to provide money for the payment of the redemption price) dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as stockholders of the Corporation (except the right to receive the redemption pride thereof, but without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates for any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation, at the applicable redemption price; provided, however, that the corporation may include in such notice a statement that the money required for the payment of the redemption price, plus accrued and unpaid dividends thereon, if any, will be deposited on a specified date, prior to the Redemption Data, with a specified bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares called for redemption, and notice having been given, from and after such deposit, shares called for redemption shall no longer be deemed to be outstanding, all rights with respect to such shares of Series B Preferred shall forthwith upon ouch deposit cease and terminate and holders of such shares shall look for the payment of the redemption price only to funds so deposited and in no event to the Corporation unless said funds shall be repaid to the Corporation as hereinafter provided. Holders of such shares shall not be entitled to any interest allowed by such depositary on money so deposited but any such interest shall be paid to the Corporation. Any moneys deposited as aforesaid for redemption of any shares and remaining unclaimed for four years after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for the redemption price thereof and for payment of any dividends due which shall be in arrears, but without interest.

Any provision of this paragraph 5 to the contrary notwithstanding, in the event that any semi-annual dividend due on the Series B Preferred shall be in arrears, and until all such arrearages shall have been cured, the Corporation shall not redeem any shares of Series B Preferred unless all outstanding shares of Series B Preferred are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series B Preferred except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series B Preferred.

Any shares of Series B Preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding and shall not be reissued.

(e) Except as otherwise required by law, or as otherwise provided in paragraphs (c) and (d) of this Article FOURTH above, the holders of the Class A Common Stock shall exclusively possess all voting power and each share of Class A Common Stock shall have one (1) vote.

FIFTH: The duration of this Corporation is to be perpetual.

SIXTH: (a) The directors, other than those who may be elected by the holders of Common Stock or Preferred Stock pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Amended and Restated Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, ~~one class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1993, another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1994 and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1995, with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to~~and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of ~~their election.~~ his or her election, with the members of each class to hold office until their successors have been elected and qualified. Notwithstanding the foregoing, effective as of the annual meeting of stockholders to be held in 2018 (the “2018 Annual Meeting”), and at each annual meeting of stockholders thereafter, subject to any such rights granted to holders of such series of Preferred Stock to elect additional directors under specified circumstances, each director elected at and after the 2018 Annual Meeting shall be elected for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected and qualified; provided, however, that any director who prior to the 2018 Annual Meeting was elected to a term that continues beyond the date of the 2018 Annual Meeting (such term, a “Classified Term”), shall continue to serve as a director for the remainder of his or her elected Classified Term or until his or her death, resignation, disqualification or removal (each such director, including any director appointed to fill a vacancy caused by the death, resignation, disqualification, removal or other cause of such director, a “Continuing Classified Director”; provided that any such director shall cease to be a Continuing Classified Director upon the expiration of the Classified Term to which he or she was most recently elected or appointed). As a result, effective as of the annual meeting of stockholders in 2020, the Board will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes. Any director that is not a Continuing Classified Director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class. No director need be a stockholder.

(b) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article SIXTH.

SEVENTH: Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this amended and Restated Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors of the Corporation (as determined in accordance with the By-laws) or by the Chairman of the Board. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article SEVENTH.

EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

NINTH: The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Section 3 (“Special Meetings”) or Section 7 (“Order of Business”) of Article II (“Meetings of Shareholders”) of the By-laws, Section 2 (“Terms and Vacancies”), Section 3 (“Nominations of Directors; Election”) or Section 8 (“Quorum and Manner of Acting”) of Article III (“Directors”) of the By-laws, Article X (“Indemnification of Directors and Officers”) of the By-laws, or the final sentence of Article XI (“Amendments”) of the By-laws shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article NINTH.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

EXECUTION COPY

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES C OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors as of November 5, 1992 adopted the following resolution by unanimous written consent, creating a series of Preferred Stock designated as Redeemable Convertible Preferred Stock, Series C:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated Redeemable Convertible Preferred Stock, Series C par value $.001 per share (the “Series C Preferred”). The Series C Preferred shall be senior to the Series D Preferred Stock, par value $.001 per share (the “Series D Preferred Stock”), the Series E Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), the Series F Preferred Stock, par value $.001 per share (the “Series F Preferred Stock”), the Series G Preferred Stock, par value $.001 per share (the “Series G Preferred Stock”), and the Common Stock, par value $.001 per share (the “Common Stock”), of the Company as to dividend payments and as to distributions upon liquidation, dissolution or winding up of the Company.

SECTION 2. Authorized Number. The number of shares constituting the Series C Preferred shall be 55,000 shares.

SECTION 3. Dividends. The holders of the Series C Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Company legally available for payment of dividends, quarterly cumulative dividends in cash on each outstanding share of Series C Preferred at the rate of $120 per share per annum. Such cumulative dividends shall be paid in equal amounts (other than with respect to the initial dividend period) quarterly on January 15, April 15, July 15 and October 15 of each year (unless such day is not a business day, in which event on the next business day) (each, whether or not a dividend is paid on such date, a “Dividend Payment Date”), to holders of record as they appear on the register for the Series C Preferred on the fifteenth day immediately preceding the relevant Dividend Payment Date, out of any assets at the time legally available therefor, and shall accrue until so paid from the date of issuance until so paid, whether or not declared. A quarterly dividend period shall begin on the day following each Dividend Payment Date and end on the next succeeding Dividend Payment Date. Notwithstanding the foregoing, the first quarterly dividend period shall commence on the date of issue, and the dividend payable in respect thereof shall be paid, if declared by the Board of Directors, on January 15, 1993 for the actual number of days in such period. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series C Preferred at the aforesaid times and rates, such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest.

No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock (“Permitted Employee Repurchases”)), shall be made with respect to the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series C Preferred until cumulative dividends on the Series C Preferred in the full amounts as set forth above for all dividend periods ending, and all amounts payable upon redemption of any Series C Preferred then called for redemption, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

SECTION 4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) The holders of the Series C Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series C Preferred the preference amount (in cash) of $1,000 per share for each share of Series C Preferred then held by them plus an amount equal to all accrued but unpaid dividends (whether or not declared) on the Series C Preferred to the date of liquidation, dissolution or winding up (the “Redemption Amount”). If the assets and funds thus distributed among the holders of Series C Preferred are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of Series C Preferred in the proportion that the number of shares of Series C Preferred held by each such holder bears to the number of all shares of the Series C Preferred then outstanding. After payment has been made to the holders of the Series C Preferred of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Series C Preferred, and the remaining assets of the Company shall be distributed among the holders of all capital stock of the Company junior to the Series C Preferred in accordance with the Amended and Restated Certificate of

Incorporation of the Company, the Certificates of Designation of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock and applicable law.

(b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Sections 7(d) and 8(d) hereof.

SECTION 5. Provisions Generally Applicable to Dividends and Liquidation. Except as provided in Sections 6 and 9, the Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Series C Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or larger liquidation payments so long as the priority of such rights is junior to the rights of the Series C Preferred.

SECTION 6. Voting Rights. In addition to such other vote, if any, as may be required by Delaware law or provided by the resolution creating any other series of Preferred Stock, the affirmative vote of the holders of at least 66 2⁄3 percent of the outstanding shares of Series C Preferred, voting together as a single class, shall be necessary to: (i) declare or pay any dividends on, or redeem or otherwise acquire, except for Permitted Employee Repurchases, any other class or series of capital stock ranking pari passu with or junior to the Series C Preferred as to dividends or liquidation preference; provided, that if all accrued dividends on the Series C Preferred have been paid through the most recent Dividend Payment Date, the Company may pay dividends on the Company’s Series D Preferred Stock without seeking such approval; (ii) authorize, increase the number of authorized shares of, or issue any class of capital stock ranking pari passu with or senior to the Series C Preferred as to dividends or liquidation preference (including additional shares of Series C Preferred) or any other capital stock having earlier mandatory or optional redemption dates than the Series C Preferred; (iii) authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation decreasing the liquidation preference of the Series C Preferred or otherwise adversely affecting the preferences, rights or powers of the Series C Preferred; (iv) reclassify any shares of stock into stock ranking pari passu with or senior to the Series C Preferred as to dividends or liquidation preference; (v) issue any security exchangeable for, convertible into, or evidencing the right to purchase any stock ranking pari passu with or senior to the Series C Preferred as to dividends or liquidation preference; or (vi) effect a voluntary liquidation, dissolution or winding up of the Company, the sale of all or substantially all the assets of the Company, or the merger, consolidation or recapitalization of the Company.

SECTION 7. Conversion.

(a) Right to Convert. (i) Each share of Series C Preferred may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 7, at any time on or after May 1, 1996, at the office of the Company or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock having an aggregate Fair Market Value on the date of delivery of written notice to the Company of the holder’s election to convert in accordance with Section 7(c) equal to 110 percent of the Redemption Amount on that date. The “Fair Market Value” of a share of Common Stock shall be equal to the average closing sales price per share of Common Stock on the principal market on which the Common Stock is traded for the 20 trading days immediately preceding (but not including) the date of delivery of written notice to the Company of the holder’s election to convert in accordance with this Section 7, less four percent of the amount determined by such method or the alternative method set forth below, representing the estimated costs of the distribution of such share, or, if the Common Stock is not publicly traded, the Pair Market Value of such share shall be determined as of such date by the Board of Directors of the Company; provided that if the holders of a majority of the shares of Series C Preferred being converted at such time do not agree with such determination, the Fair Market Value of such shares shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and the holders of the Series C Preferred being converted at such time, the fees of which investment banking firm shall be paid by the Company; provided, however, that if the Fair Market Value as finally determined by such investment banking firm is greater than 95 percent of the Fair Market Value as determined by the Board of Directors of the Company, the holders of shares of Series C Preferred being converted at such time shall pay such fees. Such investment bankers shall take into account any illiquidity of such shares and shall assume that such shares do not represent a controlling interest.

(ii) Notwithstanding anything to the contrary in clause (i) hereof, if all holders of shares of Series C Preferred propose to convert all but not less than all of such shares at a time when the Company’s Enterprise Value is less than an amount equal to the sum of the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred and the aggregate Series D Optional Conversion Amount of all outstanding shares of Series D Preferred, then the following shall apply:

(A) If the Company’s Enterprise Value is less than the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred, then the holders of the shares of Series C Preferred being converted shall be entitled to receive a number of shares of Common Stock representing (as nearly as practicable) all of the outstanding Common Stock.

(B) In any other case, the holders of the shares of Series C Preferred shall be entitled to receive a number of shares of Common Stock that bears a proportion (as nearly as practicable) to the total number of Fully Diluted Shares outstanding after the conversion of the shares of Series C Preferred (and the conversion of the shares of Series D Preferred required pursuant to the Series D Certificate of Designation) equal to the Series C Relative Ownership Ratio.

provided, however; this clause (ii) shall not be applicable if such proposed conversion takes places after an initial public offering of Common Stock and the Fair Market Value of the Common Stock is greater than or equal to $2.00 per share.

“Enterprise Value” means the fair market value of the capital stock of the Company as determined by the Board of Directors of the Company assuming such capital stock consisted exclusively of Common Stock (i.e., that no preferred stock of the Company existed); provided that if either the holders of a majority of the shares of Series D Preferred being converted at such time or the holders of a majority of the shares of Series 0 Preferred being converted at such time do not agree with such determination, the fair market value of such capital stock shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and said holders of the Series C Preferred or said holders of the Series D Preferred, as the case may be, the fees of which investment banking firm shall be paid by the Company; provided, however, that in the case of a disagreement with such determination by said holders of the Series C Preferred if the fair market value as finally determined by such investment banking firm is greater than 95 percent of the fair market value as determined by the Board of Directors of the Company, the holders of shares of Series C Preferred being converted at such time shall pay such fees; provided, further, that in the case of a disagreement with such determination by said holders of the Series D Preferred if the fair market value as finally determined by such investment banking firm is less than 105 percent of the fair market value as determined by the Board of Directors of the Company, the holders of shares of Series D Preferred being converted at such time shall pay such fees.

“Fully Diluted Shares” means, at any time, the number of shares of Common Stock outstanding at such time plus all shares of Common Stock issuable upon the exercise or conversion of all options, warrants, convertible securities and other rights to acquire Common Stock of the Company.

“Series C Optional Conversion Amount” means, at any time, 110 percent of the Redemption Amount of a share of Series C Preferred at such time.

“Series C Relative Ownership Ratio” means, at any time, a fraction the numerator of which is the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred and the denominator of which is the Company’s Enterprise Value.

“Series D Certificate of Designation” means the Certificate of Designation relating to the Series D Preferred.

“Series D Optional Conversion Amount” means, at any time, 109.23 percent of the Redemption Amount (as defined in the Series D Certificate of Designation) of a share of Series D Preferred at such time.

(b) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Series C Preferred surrendered for conversion into Common Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the Fair Market Value of such share at the time of conversion.

(c) Mechanics of Conversion. Before any holder of Series C Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Series C Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within 10 days after such delivery, issue and deliver at such office to such holder of the Series C Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Series C Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within 10 days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series C Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series C Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series C Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series C Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series C Preferred being converted.

(d) Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, the shares of Series C Preferred shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the holder of such shares of Series C Preferred would have been entitled if immediately prior to such event such holder had converted its shares of Series C Preferred into Common Stock. The provisions of this Section 7(d) shall similarly apply to successive changes, reclassifications, conversions, exchanges or cancellations.

(e) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred against impairment.

(f) Notices.

(i) In the event that the Company shall propose at any time (A) to effect any transaction of the type described in Section 7(d) hereof, (B) to pay or make any dividend or distribution in shares of its capital stock, rights or warrants, cash or other assets or evidences of its indebtedness, (C) to subdivide, split or reclassify the outstanding shares of its capital stock into a larger number of shares, (D) to combine or reclassify the outstanding shares of its capital stock into a smaller number of shares, (B) to issue capital stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stock) other than Common Stock issued pursuant to the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company, (F) to repurchase (or if any subsidiary of the Company proposes to repurchase) any shares of capital stock or (G) to take any similar extraordinary corporate action affecting the Company’s capital stock, then, in connection with each such event, the Company shall send to the holders of the Series C Preferred at least 20 days prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Company intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or ‘event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

(ii) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of the Series C Preferred at least 20 days’ prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 7(f)(i) hereof, the Company shall send written notice to the holders of the Series C Preferred immediately upon any public announcement with respect to an open market repurchase program for, any self-tender offer for and any other repurchase of capital stock of the Company, other than Permitted Employee Repurchases.

SECTION 8. Redemption.

(a) Optional Redemption. The Company may, at its option, redeem all or from time to time any part, but not fewer than 3,000 shares (or, if fewer than such number of shares are then outstanding, all outstanding shares) of the shares of Series C Preferred, out of funds legally available therefor, upon giving a Redemption Notice an set forth in Section 8(c) hereof. The redemption payment for each share of Series C Preferred shall be the Redemption Amount in cash determined as of the Redemption Date (as defined below). In the event of a redemption of only a part of the then outstanding Series C Preferred, the Company shall effect such redemption ratably according to the number of shares held by each holder of Series C Preferred.

(b) Mandatory Redemption. If the Company shall issue capital stock ranking pari passu with or junior to the Series C Preferred (a “Securities Issuance”), other than Common Stock issued pursuant to (x) the conversion of the Series C Preferred, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock of the Company, or the exercise of the Series A Warrants to purchase Common Stock, (y) the exercise of stock options outstanding on the date of issuance of the Series C Preferred or (z) the exercise of options issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company, the Company shall apply all of the proceeds of such Securities Issuance, upon receipt thereof, to redeem shares of Series C Preferred at a price per share equal to the Redemption Amount on the Redemption Date. If the proceeds of the Securities Issuance are insufficient to permit the redemption of all of the Series C Preferred, then the Company shall effect such redemption ratably according to the number of shares held by each holder of Series C Preferred.

(c) Mechanics of Redemption.

(i) At least 20 days, but not more than 60 days, prior to the date fixed for any redemption pursuant to Section 8(a) or (b) (the “Redemption Date”), the Company shall send a written notice (the “Redemption Notice”) to each holder of shares of Series C Preferred to be redeemed on such date (the “Redemption Shares”) stating: (A) the total number of Redemption Shares; (B) the number of Redemption Shares held by such holder; (C) the Redemption Date; (D) the Redemption Amount per share; and (E) the manner in which and the place at which such holder is to surrender to the Company the certificate or certificates representing its Redemption Shares.

(ii) Upon surrender to the Company, in the manner and at the place designated, of a certificate or certificates representing Redemption Shares, the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. All such surrendered certificates shall be cancelled. Upon redemption of only a portion of the shares of the Series C Preferred represented by a certificate surrendered for redemption, the Company shall, within 10 days, issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Company (except for expenses relating to the issuance of such shares to a person other than the record holder of the Redemption Shares), a new certificate representing the unredeemed shares of the Series C Preferred represented by the certificate so surrendered.

(iii) On or prior to the Redemption Date, the Company shall have the option to deposit the aggregate of all Redemption Amounts for all Redemption Shares (other than Redemption Shares surrendered for conversion prior to such date) in a bank or trust company (designated in the Redemption Notice) doing business in the Borough of Manhattan, the City and State of New York, having aggregate capital and surplus in excess of $300,000,000, as a trust fund for the benefit of the respective holders of Redemption Shares, with irrevocable instructions and authority to the bank or trust company to pay the appropriate Redemption Amount to the holders of Redemption Shares upon receipt of notification from the Company that such holder has surrendered the certificate representing such shares to the Company. Such instructions shall also provide that any such moneys remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Company upon its request as expressed in a resolution of its Board of Directors. The holder of any Redemption Shares in respect of which such deposit has been returned to the Company pursuant to the preceding sentence shall have a claim as an unsecured creditor against the Company for the Redemption Amount in respect thereof, without interest.

(iv) Provided that the Company has given the Redemption Notice described in Section 8(c)(i) and has on or prior to the Redemption Date either paid or made available (as described in Section 8(c)(iii)) Redemption Amounts to the holders of Redemption Shares, all Redemption Shares shall be deemed to have been redeemed as of the close of business of the Company on the applicable Redemption Date. Thereafter, the holder of such shares shall no longer be treated for any purposes as the record holder of such shares of Series C Preferred, regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent, excepting only the right of the holder to receive the appropriate Redemption Amount, without interest, upon such surrender. Such shares so redeemed shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(v) The Company shall not be obligated to pay the Redemption Amount to any holder of Redemption Shares unless the certificates evidencing such shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(d) Change of Control. (i) If there shall occur a Change of Control (as defined below) or the Company shall take any of the actions described in Section 6 without obtaining the affirmative vote of the holders of at least 66 2⁄3 percent of the outstanding shares of Series C Preferred or the Company shall breach any of the covenants contained in Section 9 in any material respect, any holder of shares of the Series C Preferred shall have the right, at such holder’s option, to require the company to redeem, and upon the exercise of such right the company shall purchase, all of the shares of the Series C Preferred held by such holder at a price per share equal to the Redemption Amount determined as of the date the company proposes to redeem such shares as specified by the Company pursuant to Section 8(d)(ii). For purposes hereof, a “Change in Control” shall be deemed to have occurred on the day Leonard Riggio and his Affiliates shall cease to beneficially own securities (or rights, warrants or options to acquire securities) representing (x) 3,826,131 Common Share Equivalents less (y) not more than 425,126 Common Share Equivalents acquired by Vendex International N.V. (“Vendex”) in connection with a foreclosure by Vendex on a pledge by Leonard Riggio of securities permitted to be pledged under the terms of the Securityholders Agreement (as defined below), each such number of Common Share Equivalents shall be adjusted as appropriate to reflect any event described in Section 7(d), any dividend or distribution of shares of the Company’s capital stock, rights or warrants to acquire such capital stock, any subdivision, split or reclassification of the outstanding shares of the Company’s capital stock into a larger number of shares and any combination or reclassification of the outstanding shares of the Company’s capital stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stock); provided that securities of the company owned by any of Leonard Riggio’s Affiliates that are individuals shall not be deemed to be beneficially owned by Leonard Riggio and his Affiliates within the meaning of this sentence unless Leonard Riggio retains all of the voting rights of such securities. The number of “Common Share Equivalents” represented by a security on any date is (A) in the case of a share of Common

Stock, one or (B) in the case of all or a portion of the Series E and Series F Preferred Stock of the Company or any other convertible security that (1) was issued for a price equal to the fair market value thereof, (2) is convertible to Common Stock at no less than the fair market value of such Common Stock on the date the convertible security was issued and (3) is so convertible without the payment of additional consideration, the number of shares of common Stock receivable upon conversion of such security (or such portion of ouch security), if such security were converted on such date. “Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, and, in the case of a Person that is an individual, such Person’s spouse and siblings, and the lineal descendants and ancestors of such Person and his siblings. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person means the ownership, directly or indirectly, of more than 50 percent of the outstanding voting securities of such Person or other ownership interests having ordinary voting power to elect a majority of the board of directors of such Person or other entity performing similar functions. “Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(ii) Procedure. On or before the 10th day after the occurrence of an event giving rise to a right of redemption pursuant to this Section 8(d), the Company shall send each holder of Series C Preferred a notice advising such holder of its rights hereunder and specifying the date, not less than 20 nor more than 60 days after the date such notice is delivered to such holder, on which the Company proposes to redeem the shares of those holders requesting redemption pursuant hereto; provided that no failure of the Company to give such notice shall limit the rights of holders hereunder. Any record holder of shares of the Series C Preferred wishing to exercise its rights hereunder shall deliver to the Company on or before the fifteenth day after receipt of the notice referred to in the first sentence of this clause (ii), (A) written notice (which shall be irrevocable) of such holder’s exercise of such right, which notice shall set forth the name of the holder, the number of shares of Series C Preferred which such holder wishes to have redeemed and a statement that an election to exercise its rights hereunder is being made thereby, and (B) the certificate or certificates representing the shares of Series C Preferred such holder wishes to have redeemed, duly endorsed for transfer to the Company. Upon such surrender, the redemption procedures of Sections 8(c)(ii) through (v) shall be applicable (with the notice referred to in the first sentence of this clause (ii) constituting the Redemption Notice).

SECTION 9. Certain Covenants. So long as any shares of Series C Preferred shall be outstanding, the Company shall not, without the consent of the holders of more than 66 2⁄3 percent of the then outstanding shares of the Series C Preferred:

(a) acquire stock or assets or make any other investment (by merger or otherwise) in any 12-month period for consideration in excess of $10 million, other than in the ordinary course of business;

(b) permit any indebtedness for money borrowed other than as would be permitted under Section 1008 of the Indenture dated as of November 16, 1992 between the Company and United States Trust Company of New York, as trustee relating to the Company’s 11 7/8% Senior Subordinated Notes due 2003 (as in effect on the date of issuance of the of the Series C Preferred and without regard to whether any such notes are outstanding) (the “Indenture”);

(c) amend the certificate of incorporation or bylaws of the Company or any subsidiary in any manner that adversely affects the preferences, rights or powers of the holders of the Series C Preferred hereunder or under the Securityholders Agreement dated as of November 16, 1992, as amended from time to time, unless such agreement shall have been terminated with respect to the holders of the Series C Preferred (the “Securityholders Agreement”);

(d) enter into any transactions with Affiliates, except as would be permitted under Section 1014(a) of the Indenture;

(e) sell, lease, pledge, transfer or otherwise dispose of any assets in any 12-month period for consideration in excess of $20 million, other than the sale of inventory in the ordinary course of business; or

(f) to sell or permit any subsidiary of the Company to issue or sell any capital stock of a subsidiary of the Company, whether publicly or privately, unless the aggregate net proceeds of such issuance are used to redeem shares of Series C Preferred.

SECTION 10. Transfer and Legending of Shares. No transfer of shares of the Series C Preferred shall be effective until such transfer is registered on the books of the Company. Any shares so transferred must bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

The Company shall refuse to register any attempted transfer of shares of Series C Preferred not in compliance with this Section 10.

SECTION 11. Status of Converted Shares. If shares of the Series C Preferred are converted pursuant to Section 7 hereof or redeemed pursuant to Section 8 hereof, the shares so converted or redeemed shall assume the status of authorized but unissued shares of preferred stock of the Company.

SECTION 12. Reserved Shares. So long as any shares of Series C Preferred remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Series C Preferred at all times a number of authorized but unissued shares of Common Stock at least equal to 200 percent of the number of shares of Common Stock issuable upon conversion of all of the Series C Preferred outstanding at such time.

SECTION 13. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Series C Preferred, to such holder’s address of record, and (ii) in the case of the Company, to the Company’s principal executive offices to the attention of the Company’s president.

SECTION 14. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series C Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the affirmative vote or written consent of the holders of more than 66 2⁄3 percent of the shares of Series C Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Series C Preferred.

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 16th day of November, 1992.

BARNES & NOBLE, INC.

By:	/s/ Irene R. Miller
	Name:	Irene R. Miller
	Title:	Executive Vice President

ATTEST:

By:	/s/ Michael N. Rosen
	Name:	Michael N. Rosen
	Title:	Secretary

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES D OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors as of November 5, 1992 adopted the following resolution by unanimous written consent, creating a series of Preferred Stock designated as Redeemable Convertible Preferred Stock, Series D:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation Rank. This series of Preferred Stock shall be designated Redeemable Convertible Preferred Stock, Series D, par value $.001 per share (the “Series D Preferred”). The Series D Preferred shall be senior to the Series E Preferred Stock, par value $.001 per share (the “Series E Preferred”), the Series F Preferred Stock, par value $.001 per share (the “Series F Preferred”), the Series G Preferred Stock, par value $.001 per share (the “Series G Preferred”), and the common stock, par value $.001 per share (the “Common Stock”), and junior to the Series C Preferred Stock, par value $.001 per share (the “Series C Preferred”) of the Company as to dividend payments and are to distributions upon liquidation, dissolution or winding up of the Company.

SECTION 2. Authorized Number. The number of shares constituting the Series D Preferred shall be 20,000 shares.

SECTION 3. Dividends. The holders of the Series D Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Company legally available for payment of dividends, quarterly cumulative dividends in cash on each outstanding share of Series D Preferred at the rate of $120 per share per annum. Such cumulative dividends shall be paid in equal amounts (other than with respect to the initial dividend period) quarterly on January 15, April 15, July 15 and October 15 of each year (unless such day is not a business day, in which event on the next business day) (each, whether or not a dividend is paid on such date, a “Dividend Payment Date”) to holders of record as they appear on the register for the Series D Preferred on the fifteenth day immediately preceding the relevant Dividend Payment Date, out of any assets at the time legally available therefor, and shall accrue until so paid from the date of issuance until so paid, whether or not declared. A quarterly dividend period shall begin on the day following each Dividend Payment Date and end on the next succeeding Dividend Payment Date. Notwithstanding the foregoing, the first quarterly dividend period shall commence on the date of issue, and the dividend payable in respect thereof, if declared by the Board of Directors, shall be paid on January 15, 1993, for the actual number of days in such period. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series D Preferred at the aforesaid times and rates, such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest. Notwithstanding the foregoing, the holders of the Series D Preferred shall not be entitled to receive any dividends if and so long as any accrued dividends on the Series C Preferred Stock, par value $.001 per share, of the Company (the “Series C Preferred”), remains unpaid through any Dividend Payment Date specified in the certificate of designation for the Series C Preferred falling on or before any Dividend Payment Date.

No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock (“Permitted Employee Repurchases”)), shall be made with respect to the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series D Preferred until cumulative dividends on the Series D Preferred in the full amounts as set forth above for all dividend periods ending, and all amounts payable upon redemption of any Series D Preferred then called for redemption, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

SECTION 4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) The holders of the Series C Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series D Preferred all amounts due to them through the date of liquidation, dissolution or winding up. Thereafter, the holders of the Series D Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series D Preferred the preference amount (in cash) of $1,000 per share for each share of Series D Preferred then held by them plus an amount equal to all accrued but unpaid dividends (whether or not declared) on the Series D Preferred to the date of liquidation, dissolution or winding up (the “Redemption Amount”).

If the assets and funds thus distributed among the holders of Series D Preferred are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of Series D Preferred in the proportion that the number of shares of Series D Preferred held by each such holder bears to the number of all shares of the Series D Preferred then outstanding. After payment has been made to the holders of the Series D Preferred of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Series D Preferred, and the remaining assets of the Company shall be distributed among the holders of all capital stock of the Company junior to the Series D Preferred in accordance with the Amended and Restated Certificate of Incorporation of the Company, the Certificates of Designation of the Series E, Series F and Series G Preferred Stock of the Company and applicable law.

(b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 7(e) and 8(c) hereof.

SECTION 5. Provisions Generally Applicable to Dividends and Liquidation. Except as provided in Section 6, the Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Series D Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or larger liquidation payments so long as the priority of such rights is junior to the rights of the Series D Preferred.

SECTION 6. Voting Rights. In addition to such other vote, if any, as may be required by Delaware law or provided by the resolution creating any other series of Preferred Stock, the affirmative vote of the holders of at least 66 2⁄3 percent of the outstanding shares of Series D Preferred, voting together as a single class, shall be necessary to: (i) declare or pay any dividends on, or redeem or otherwise acquire, except for Permitted Employee Repurchases, any other class or series of capital stock ranking pari passu with or junior to the Series D Preferred as to dividends or liquidation preference; (ii) authorize, increase the number of authorized shares of, or issue any class of capital stock ranking pari passu with or senior to the Series D Preferred as to dividends or liquidation preference (including additional shares of Series D Preferred) or any other capital stock having earlier mandatory or optional redemption dates than the Series D Preferred; (iii) authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation decreasing the liquidation preference of the Series D Preferred, or otherwise adversely affecting the preferences, rights or powers of the Series D Preferred; (iv) reclassify any shares of stock into stock ranking pari passu with or senior to the Series D Preferred as to dividends or liquidation preference; (v) issue any security exchangeable for, convertible into, or evidencing the right to purchase any stock ranking pari passu with or senior to the Series D Preferred as to dividends or liquidation preference; or (vi) effect a voluntary liquidation, dissolution or winding up of the Company, the sale of all or substantially all the assets of the Company, or the merger, consolidation or recapitalization of the Company; provided, however, that no such approval of the holders of Series Preferred shall be required in connection with the exercise by the holders of the Series C Preferred of their right to compel the sale of the Series D Preferred pursuant to the terms of Section 2.5 of the Securityholders’ Agreement, dated November 16, 1992, among the Company, Leonard Riggio, Barnes & Noble Bookstores, Inc., Vendex International N.V., Princes Gate Investors, L.P., PGI Investments Limited, PGI Sweden AB and PG Investors, Inc., as Agent.

SECTION 7. Conversion.

(a) Optional Conversion. Each share of Series D Preferred may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 7(a), at any time after May 1, 1996, at the office of the Company or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock having a Fair Market Value on the date of delivery of written notice to the Company of the holder’s election to convert in accordance with Section 7(d) equal to the Series D Optional Conversion Amount (as hereinafter defined) on that date. The “Fair Market Value” of a share of Common Stock shall be equal to the average closing sales price per share of Common Stock on the principal market on which the Common Stock is traded for the 20 trading days immediately preceding (but not including) the date of delivery of written notice to the Company of the holder’s election to convert in accordance with this Section 7, less four percent of the amount determined by such method or the alternative method set forth below, representing the estimated costs of the distribution of such share, or, if the Common Stock is not publicly traded, the Fair Market Value of such share shall be determined as of such date by the Board of Directors of the Company; provided that if the holders of a majority of the shares of Series D Preferred being converted at such time do not agree with such determination, the Fair Market Value of such shares shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and the holders of the Series D Preferred being converted at such time, the fees of which investment banking firm shall be paid by the Company; provided, however, that if the Fair Market Value as finally determined by such investment banking firm is greater than 95 percent of the Fair Market Value as determined by the Board of Directors of the Company, the holders of shares of Series D Preferred being converted at such time shall pay such fees. Such investment bankers shall take into account any illiquidity of such shares and shall assume that such shares do not represent a controlling interest.

(b) Mandatory Conversion.

(i) Upon any mandatory redemption of shares of Series C Preferred pursuant to Section 8(b) of the Series C Certificate of Designation, the holders of the Series D Preferred shall be required to convert a Pro Rata Number of shares of Series D Preferred into a number of fully paid and nonassessable shares of Common Stock having an aggregate Fair Market Value on the date such shares of Series C Preferred are redeemed equal to the aggregate Redemption Amount of the shares of Series D Preferred so converted; provided, that in the case of such a redemption in connection with an initial public offering of Common Stock of the Company (the “IPO”), the Fair Market Value of a share of Common Stock shall be equal to the mid-point of the range for the Common Stock price indicated in the last preliminary prospectus distributed prior to the consummation of the IPO; and, provided, further, that if the managing underwriter of the IPO determines that it would not adversely affect the marketability of the Common Stock if a portion of the proceeds of the IPO were to be used to redeem all or part of the Series D Preferred after all of the Series C Preferred has been redeemed, then, in such event and to such extent and upon the request of a majority of the holders of the Series D Preferred, the Series D Preferred shall not be converted into shares of Common Stock, and, instead, the Company shall redeem the Series D Preferred as set forth in Section 8 hereof.

(ii) Upon any conversion of shares of Series C Preferred for shares of Common Stock pursuant to Section 7 of the Series C Certificate of Designation, the holders of the Series D Preferred shall be required to convert a Pro Rata Number of shares of Series D Preferred into a number of fully paid and nonassessable shares of Common Stock having a Fair Market Value on the date such shares of Series C Preferred are converted equal to the aggregate Series D Optional Conversion Amount of the shares of Series D Preferred so converted.

(iii) Notwithstanding anything to the contrary in clause (ii) hereof, if all holders of shares of Series C Preferred propose to convert all but not less than all of such shares at a time when the Company’s Enterprise Value is less than an amount equal to the sum of the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred and the aggregate Series D Optional Conversion Amount of all outstanding shares of Series D Preferred, then the following shall apply:

(A) If the Company’s Enterprise Value is less than the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred, then each and every share of Series D Preferred outstanding shall be converted into one share of Common Stock prior to the determination of the number of shares of common Stock to be received in respect of the shares of Series C Preferred to be converted; and

(B) In any other case, (1) each and every one of a number of shares of Series D Preferred equal to the Excess Series D Share Amount shall be converted (on a pro rata basis among all holders of Series D Preferred) into one share of Common Stock prior to the determination of the number of shares of Common Stock to be received in respect of the shares of Series C Preferred to be converted and (2) the remaining shares of Series D Preferred shall be converted into a number of shares of Common Stock that bears a proportion to the total number of Fully Diluted Shares outstanding after the conversion of the Series C Preferred and Series D Preferred equal to (as nearly as practicable) the Series D Relative Ownership Ratio at such time;

provided, however, that this clause (iii) shall not be applicable if such proposed conversion takes place after an IPO and the Fair Market Value of the Common Stock is greater than or equal to $2.00 per share.

“Enterprise Value” means the fair market value of the capital stock of the Company as determined by the Board of Directors of the Company assuming such capital stock consisted exclusively of Common Stock (i.e., that no Preferred Stock of the Company existed); provided that if either the holders of a majority of the shares of Series C Preferred being converted at such time or the holders of a majority of the shares of Series D Preferred being converted at such time do not agree with such determination, the fair market value of such capital stock shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and such holders of the Series C Preferred or said holders of the Series D Preferred, as the case may be, the fees of which investment banking firm shall be paid by the Company; provided, however, that in the case of a disagreement with such determination by said holders of the Series C Preferred, if the fair market value as finally determined by such investment banking firm is greater than 95 percent of the fair market value as determined by the Board of Directors of the Company, the holders of shares of Series C Preferred being converted at such time shall pay such fees; provided, further, that in the case of a disagreement with such determination by said holders of the Series D Preferred, if the fair market value as finally determined by such investment banking firm is less than 105 percent of the fair market value as determined by the Board of Directors of the Company, the holders of shares of Series D Preferred being converted at such time shall pay such fees.

“Excess Series D Share Amount” means, at any time, the difference between (x) all outstanding shares of Series D Preferred immediately prior to such conversion and (y) such number of shares of Series D Preferred as has an aggregate Series D Optional Conversion Amount equal to the difference between (I) the Company’s Enterprise Value at such time and (II) the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred at such time.

“Fully Diluted Shares” means, at any time, the number of shares of Common Stock outstanding at much time plus all shares of Common Stock issuable upon the exercise or conversion of all options, warrants, convertible securities and other rights to acquire Common Stock of the Company.

“Pro Rata Number” means, at any time shares of Series C Preferred are proposed to be redeemed or converted, the number of shares of Series D Preferred outstanding at such time multiplied by the Series C Conversion Ratio.

“Series C Certificate of Designation” means the Certificate of Designation relating to the Series C Preferred.

“Series C Conversion Ratio” means, at any time any shares of Series C Preferred are proposed to be redeemed or converted into Common Stock, a fraction the numerator of which is the number of shares of Series C Preferred to be redeemed or converted and the denominator of which is the number of shares of Series C Preferred outstanding immediately prior to such redemption or conversion.

“Series C Optional Conversion Amount” means, at any time, 110 percent of the Redemption Amount (as defined in the Series C Certificate of Designation) of a share of Series C Preferred at such time.

“Series D Optional Conversion Amount” means, at any time, 109.23 percent of the Redemption Amount of a share of Series D Preferred at such time.

“Series D Relative Ownership Ratio” means, at any time, a fraction (i) the numerator of which is (x) the Company’s Enterprise Value minus (y) the aggregate Series C Optional Conversion Amount of all outstanding shares of Series C Preferred and (ii) the denominator of which is the Company’s Enterprise Value.

(c) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Series D Preferred (x) in the case of a conversion pursuant to Section 7(a), when such shares are surrendered for conversion into Common Stock and (y) in the case of a conversion pursuant to Section 7(b), upon the occurrence of the event requiring the conversion of all or a portion of the Series D Preferred. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the value of each share at the time of conversion, as calculated pursuant to the applicable provision of Section 7(a) or (b) hereof.

(d) Mechanics of Conversion. (i) Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 7(a) and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Series D Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series D Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series D Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Series D Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within ten days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series D Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series D Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series D Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series D Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series D Preferred being converted.

(ii) To the extent possible, before any holder of Series D Preferred shall be required to convert the same into shares of Common Stock pursuant to Section 7(b), such holder shall receive written notice from the Company of such conversion no less than ten days prior to the anticipated date of such conversion. Such holder shall surrender the certificate or certificates for the Series D Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series D Preferred, within ten days after receipt of written notice from the Company of its conversion of the same. The Company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series D Preferred (or to any other person specified in writing by such holder upon surrender of the Series D Preferred certificate or certificates), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. such conversion shall be deemed to have been made immediately upon the occurrence of the event triggering the applicable mandatory conversion provision of Section 7(b), whether or not any prior notice has been given with respect thereto, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series D Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series D Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates; provided, that after the conversion of the shares of Series D Preferred, the holder of Series D Preferred shares which have not been delivered but are required to be delivered pursuant to Section 7(b) shall no longer be treated for any purposes as the record holder of such Series D Preferred, but rather as the record holder of the number of shares of common Stock which such holder was entitled to receive upon such conversion. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series D Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series D Preferred being converted.

(e) Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, the shares of Series D Preferred shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the holder of such shares of Series D Preferred would have been entitled if immediately prior to such event such holder had converted its shares of Series D Preferred into Common Stock. The provisions of this Section 7(e) shall similarly apply to successive changes, reclassifications, conversions, exchanges or cancellations.

(f) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred against impairment.

(g) Notices.

(i) In the event that the Company shall propose at any time (A) to effect any transaction of the type described in Section 7(e) hereof, (B) to pay or make any dividend or distribution in shares of its capital stock, rights or warrants, cash or other assets or evidences of its indebtedness, (C) to subdivide, split or reclassify the outstanding shares of its capital stock into a larger number of shares, (D) to combine or reclassify the outstanding shares of its capital stock into a smaller number of shares, (E) to issue capital stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stock) other than Common Stock issued pursuant to the exercise of options outstanding as of the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company, (F) to repurchase (or if any subsidiary of the Company proposes to repurchase) any shares of capital stock or (G) to take any similar extraordinary corporate action affecting the Company’s capital stock, then, in connection with each such event, the Company shall send to the holders of the series D Preferred at least 20 days prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Company intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

(ii) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of the Series D Preferred at least 20 days’ prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 7(g)(i) hereof, the Company shall send written notice to the holders of the Series D Preferred immediately upon any public announcement with respect to an open market repurchase program for, any self-tender offer for and any other repurchase of capital stock of the Company, other than Permitted Employee Repurchases.

SECTION 8. Redemption.

(a) Optional Redemption. At any time after all shares of the Series C Preferred have been redeemed, the Company may, at its option, redeem all or from time to time any part, but not fewer than 3,000 shares (or, if fewer than such number of shares are then outstanding, all outstanding shares) of the shares of Series D Preferred, out of funds legally available therefor, upon giving a Redemption Notice as set forth in Section 8(b) hereof. The redemption payment for each share of Series D Preferred shall be the Redemption Amount in cash determined as of the Redemption Date (as defined below). In the event of a redemption of only a part of the then outstanding Series D Preferred, the Company shall effect such redemption ratably according to the number of shares held by each holder of Series D Preferred.

(b) Mechanics of Redemption.

(i) At least 20 days, but not more than 60 days, prior to the date fixed for any redemption pursuant to Section 8(a) (the “Redemption Date”), the Company shall send a written notice (the “Redemption Notice”) to each holder of shares of Series D Preferred to be redeemed on such date (the “Redemption Shares”) stating: (A) the total number of Redemption Shares; (B) the number of Redemption Shares held by such holder; (C) the Redemption Date; (D) the Redemption Amount per share; and (E) the manner in which and the place at which such holder is to surrender to the Company the certificate or certificates representing its Redemption Shares.

(ii) Upon surrender to the Company, in the manner and at the place designated, of a certificate or certificates representing Redemption Shares, the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. All such surrendered certificates shall be cancelled. Upon redemption of only a portion of the shares of the Series Preferred represented by a certificate surrendered for redemption, the Company shall, within ten days, issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Company (except for expenses relating to the issuance of such shares to a person other than the record holder of the Redemption Shares), a new certificate representing the unredeemed shares of the Series D Preferred represented by the certificate so surrendered.

(iii) On or prior to the Redemption Date, the Company shall have the option to deposit the aggregate of all Redemption Amounts for all Redemption Shares (other than Redemption Shares surrendered for conversion prior to such date) in a bank or trust company (designated in the Redemption Notice) doing business in the Borough of Manhattan, the City and State of New York, having aggregate capital and surplus in excess of $300,000,000, as a trust fund for the benefit of the respective holders of Redemption Shares, with irrevocable instructions and authority to the bank or trust company to pay the appropriate Redemption Amount to the holders of Redemption Shares upon receipt of notification from the Company that such holder has surrendered the certificate representing such shares to the Company. Such instructions shall also provide that any such moneys remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Company upon its request as expressed in a resolution of its Board of Directors. The holder of any Redemption Shares in respect of which such deposit has been returned to the Company pursuant to the preceding sentence shall have a claim as an unsecured creditor against the Company for the Redemption Amount in respect thereof, without interest.

(iv) Provided that the Company has given the Redemption Notice described in Section 8(b)(i) and has on or prior to the Redemption Date either paid or made available (as described in Section 8(b)(iii)) Redemption Amounts to the holders of Redemption Shares, all Redemption Shares shall be deemed to have been redeemed as of the close of business of the Company on the applicable Redemption Date. Thereafter, the holder of such shares shall no longer be treated for any purposes as the record holder of such shares of Series D Preferred, regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent, excepting only the right of the holder to receive the appropriate Redemption Amount, without interest, upon such surrender. Such shares so redeemed shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(v) The Company shall not be obligated to pay the Redemption Amount to any holder of Redemption Shares unless the certificates evidencing such shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(c) Certain Events (i) If (x) there shall occur a Change of Control (as defined in the Series C Certificate of Designation or the Company shall take any of the actions described in Section 6 of the Series C Certificate of Designation without obtaining the affirmative vote of the holders of at least 66 2⁄3 percent of the outstanding shares of Series C Preferred or the Company shall breach any of the covenants contained in Section 9 of the Series C Certificate of Designation, and (y) the holders of the Series C Preferred then outstanding exercise their right to require the Company to redeem their shares of Series C Preferred and the Company redeems all of the outstanding Series C Preferred, then any holder of shares of the Series D Preferred shall have the right, at such holder’s option, to require the Company to redeem, and upon the exercise of such right the Company shall purchase, all of the shares of the Series D Preferred held by such holder at a price per share equal to the Redemption Amount determined as of the date of delivery by such holder of notice to the Company as set forth in Section 8(c)(ii).

(ii) Procedure. On or before the 10th day after the occurrence of an event giving rise to a right of redemption pursuant to this Section 8(c), the Company shall send each holder of Series D Preferred a notice advising such holder of its rights hereunder and specifying the date, not less than 20 nor more than 60 days after the date such notice is delivered to such holder, on which the Company proposes to redeem the shares of those holders requesting redemption pursuant hereto; provided that no failure of the Company to give such notice shall limit the rights of holders hereunder. Any record holder of shares of the Series D Preferred wishing to exercise its rights hereunder shall deliver to the Company on or before the 15th day after receipt of the notice referred to in the first sentence of this clause (ii) (A) written notice (which shall be irrevocable) of such holder’s exercise of such right, which notice shall set forth the name of the holder, the number of shares of Series D Preferred which such holder wishes to have redeemed and a statement that an election to exercise its rights hereunder is being made thereby, and (B) the certificate or certificates representing the shares of Series D Preferred such holder wishes to have redeemed, duly endorsed for transfer to the Company. Upon such surrender, the redemption procedures of Sections 8(b)(ii) through (v) shall be applicable (with the notice referred to in the first sentence of this clause (ii) constituting the Redemption Notice).

SECTION 9. Transfer and Legending of Shares. No transfer of shares of the Series D Preferred shall be effective until such transfer is registered on the books of the Company. Any shares so transferred must bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

The Company shall refuse to register any attempted transfer of shares of Series D Preferred not in compliance with this Section 9.

SECTION 10. Status of Converted Shares. If shares of the Series D Preferred are converted pursuant to Section 7 hereof or redeemed pursuant to Section 8 hereof, the shares so converted or redeemed shall assume the status of authorized but unissued shares of preferred stock of the Company.

SECTION 11. Reserved Shares. So long as any shares of Series D Preferred remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Series D Preferred at all times a number of authorized but unissued shares of Common Stock at least equal to 200 percent of the number of shares of Common Stock issuable upon conversion of all of the Series D Preferred outstanding at such time.

SECTION 12. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Series D Preferred, to such holder’s address of record, and (ii) in the case of the Company, to the Company’s principal executive offices to the attention of the Company’s president.

SECTION 13. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series D Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent: of the Company and the affirmative vote or written consent of the holders of more than 66 2⁄3 percent of the shares of Series D Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Series D Preferred.

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 16th day of November, 1992.

BARNES & NOBLE, INC.

By:	/s/ Irene R. Miller
	Title:	Executive Vice President

ATTEST:

/s/ Michael N. Rosen
Secretary

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

CONVERTIBLE PREFERRED STOCK, SERIES E OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors as of November 5, 1992 adopted the following resolution by unanimous written consent, creating a series of Preferred Stock designated as Convertible Preferred Stock, Series E:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated Convertible Preferred Stock, Series E, par value $.001 per share (the “Series E Preferred”). The Series E Preferred shall be senior to the Series F Preferred Stock, par value $.001 per share (the “Series F Preferred”), the Series G Preferred Stock, par value $.001 per share (the “Series G Preferred”), and the common stock, par value $.001 per share (the “Common Stock”), and junior to the Series C Preferred Stock, par value $.001 per share (the “Series C Preferred”) and the Series D Preferred Stock, par value $.001 per share (“Series D Preferred”), of the Company as to dividend payments and as to distributions upon liquidation, dissolution or winding up of the Company.

SECTION 2. Authorized Number. The number of shares constituting the Series E Preferred shall be 33,950.15 shares.

SECTION 3. Dividends. The holders of the Series E Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Company legally available for payment of dividends, upon the declaration of dividends payable in respect of the Common Stock, cumulative dividends in cash on each outstanding share of Series E Preferred equal to the dividends to which such share of Series E Preferred would have been entitled upon the payment of such dividend to the holders of the Common Stock had such share of Series E

Preferred been converted into shares of Common Stock pursuant to Section 6 hereof immediately prior to the record date for determination of stockholders entitled thereto. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series B Preferred at the aforesaid times and rates such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest. Notwithstanding the foregoing, the holders of the Series E Preferred shall not be entitled to receive any dividends if and so long as any accrued dividends on the Series C Preferred and the Series D Preferred remains unpaid through any Dividend Payment Date specified in the certificates of designation for each such class of preferred stock falling on or before any Dividend Payment Date.

No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock (“Permitted Employee Repurchases”)), shall be made with respect to the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series E Preferred until cumulative dividends on the Series E Preferred in the full amounts as set forth above, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

SECTION 4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) The holders of the Series C Preferred and the Series D Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series E Preferred all amounts due to them through the date of liquidation, dissolution or winding up. Thereafter, the holders of the Series E Preferred shall be entitled to receive such amounts as they would be entitled to receive if, at that time, they were the holders of the Common Stock into which such shares of Series E Preferred may be converted pursuant to Section 6(b) hereof plus an amount equal to all declared but unpaid dividends to which the Series E Preferred are entitled to the date of liquidation, dissolution or winding up (the “Liquidation Amount”). If the assets and funds thus distributed among the holders of Series E Preferred are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of Series E Preferred in the proportion that the number of shares of Series E Preferred held by each such holder bears to the number of all shares of the Series E Preferred then outstanding. After payment has been made to the holders of the Series E Preferred of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Series E Preferred, and the remaining assets of the Company shall be distributed among the holders of all capital stock of the Company junior to the Series E

Preferred in accordance with the Amended and Restated Certificate of Incorporation of the Company, the Certificates of Designation of the Series F and Series G Preferred Stock of the Company and applicable law.

(b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 6(e) hereof.

SECTION 5. Provisions Generally Applicable to Dividends and Liquidation. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Series E Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or larger liquidation payments so long as the priority of such rights is junior to the rights of the Series E Preferred.

SECTION 6. Conversion.

(a) Mandatory Conversion. Each share of Series E Preferred shall be converted into 37.844427 shares of Common Stock at the office of the Company or any transfer agent for the Series E Preferred upon the earliest to occur of (i) an initial primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, (ii) the redemption or conversion of all of the outstanding shares of Series C Preferred, (iii) the Company seeking relief, or any person seeking relief against the Company, as debtor (unstayed for 60 days), under the United States Bankruptcy Code or making an assignment for the benefit of creditors and (iv) May 1, 1996.

(b) Optional Conversion. Each share of Series E Preferred may, at the option of the holder thereof, from time to time be converted into 37.844427 shares of Common Stock at the office of the Company or any transfer agent for the Series E Preferred.

(c) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Series E Preferred (x) in the case of a conversion pursuant to Section 6(a), upon the occurrence of the event requiring the conversion of all or a portion of the Series E Preferred and (y) in the case of a conversion pursuant to Section 6(b), when such shares are surrendered for conversion into Common Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the value of each share at the time of conversion, as determined as of such date by the Board of Directors of the Company.

(d) Mechanics of Conversion. (i) To the extent possible, before any holder of Series E Preferred shall be required to convert the same into shares of Common Stock pursuant to Section 6(a), such holder shall receive written notice from the Company of such conversion no less than ten days prior to the anticipated date of such conversion. Such holder shall surrender the certificate or certificates for the Series E Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred, within ten days after receipt of written notice from the Company of the conversion of the same. The Company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series E Preferred (or to any other person specified in writing by such holder upon surrender of the Series E Preferred certificate or certificates), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately upon the occurrence of the event triggering the applicable mandatory conversion provision of Section 6(a), whether or not any prior written notice has been given with respect thereto, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series E Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series E Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates; provided, that after the conversion of the shares of Series E Preferred, the holder of Series E Preferred shares which have not been delivered but are required to be delivered pursuant to Section 6(a) shall no longer be treated for any purposes as the record holder of such Series E Preferred, but rather as the record holder of the number of shares of Common Stock which such holder was entitled to receive upon such conversion. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series E Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series E Preferred being converted.

(ii) Before any holder of Series E Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(b) and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Series E Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series E Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series E Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Series E Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within ten days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series E Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series E Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series E Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series E Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series E Preferred being converted.

(e) Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, the shares of Series E Preferred shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the holder of such shares of Series E Preferred would have been entitled if immediately prior to such event such holder had converted its shares of Series E Preferred into Common Stock. The provisions of this Section 6(e) shall similarly apply to successive changes, reclassifications, conversions, exchanges or cancellations.

(f) No Impairment. The company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred against impairment.

(g) Notices.

(i) In the event that the Company shall propose at any time (A) to effect any transaction of the type described in Section 6(e) hereof, (B) to pay or make any dividend or distribution in shares of its capital stock, rights or warrants, cash or other assets or evidences of its indebtedness, (C) to subdivide, split or reclassify the outstanding shares of its capital stock into a larger number of shares, (D) to combine or reclassify the outstanding shares of its capital stock into a smaller number of shares, (E) to issue capital stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stuck) other than Common Stock issued pursuant to the exercise of options outstanding as of the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company, (F) to repurchase (or if any subsidiary of the Company proposes to repurchase) any shares of capital stock or (G) to take any similar extraordinary corporate action affecting the Company’s capital stock, then, in connection with each such event, the Company shall send to the holders of the Series E Preferred at least 20 days prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Company intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

(ii) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of the Series E Preferred at least 20 days’ prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 6(g)(i) hereof, the Company shall send written notice to the holders of the Series E Preferred immediately upon any public announcement with respect to an open market repurchase program for, any self-tender offer for and any other repurchase of capital stock of the Company, other than Permitted Employee Repurchases.

SECTION 7. Transfer and Legending of Shares. No transfer of shares of the Series E Preferred shall be effective until such transfer is registered on the books of the Company. Any shares so transferred must bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

The Company shall refuse to register any attempted transfer of shares of Series E Preferred not in compliance with this Section 7.

SECTION 8. Status of Converted Shares. If shares of the Series E Preferred are converted pursuant to Section 6 hereof, the shares so converted shall assume the status of authorized but unissued shares of preferred stock of the Company.

SECTION 9. Reserved Shares. So long as any shares of Series E Preferred remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Series E Preferred at all times a number of authorized but unissued shares of Common Stock at least equal to 100 percent of the number of shares of Common Stock issuable upon conversion of all of the Series E Preferred outstanding at such time.

SECTION 10. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Series B Preferred, to such holder’s address of record, and (ii) in the case of the Company, to the Company’s principal executive offices to the attention of the Company’s president.

SECTION 11. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series E Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the affirmative vote or written consent of the holders of more than 66 2⁄3 percent of the shares of Series E Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Series E Preferred.4

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 16th day of November, 1992.

BARNES & NOBLE, INC.

By:	/s/ Irene R. Miller
	Title:	Executive Vice President

Attest:

/s/ Michael N. Rosen
Secretary

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

CONVERTIBLE PREFERRED STOCK, SERIES F OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors as of November 5, 1992 adopted the following resolution by unanimous written consent, creating a series of Preferred Stock designated as Convertible Preferred Stock, Series F:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated Convertible Preferred Stock, Series F, par value $.001 per share (the “Series F Preferred”). The Series F Preferred shall be senior to the Series C Preferred Stock, par value $.001 per share (the “Series G Preferred”), and the common stock, par value $.001 per share (the “Common Stock”), and junior to the Series C Preferred Stock, par value $.001 per share (the “Series C Preferred”), the Series D Preferred Stock, par value $.001 per share (the “Series D Preferred”) and the Series E Preferred Stock, par value $.001 per share (the “Series E Preferred”), of the Company as to dividend payments and as to distributions upon liquidation, dissolution or winding up of the Company.

SECTION 2. Authorized Number. The number of shares constituting the Series F Preferred shall be 18,216 shares.

SECTION 3. Dividends. The holders of the Series F Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Company legally available for payment of dividends, upon the declaration of dividends payable in respect of the Common Stock, cumulative dividends in cash on each outstanding share of Series F Preferred equal to the dividends to which such share of Series F Preferred would have been entitled upon the payment of such dividend to the holders of the Common Stock had such share of Series F Preferred been converted into shares of Common Stock pursuant to Section 6 hereof immediately prior to the record date for determination of stockholders entitled thereto. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series F Preferred at the aforesaid times and rates, such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest. Notwithstanding the foregoing, the holders of the Series F Preferred shall not be entitled to receive any dividends if and so long as any accrued dividends on the Series C Preferred, the Series D Preferred and the Series E Preferred remains unpaid through any Dividend Payment Date specified in the certificates of designation for each such class of preferred stock falling on or before any Dividend Payment Date.

No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock (“Permitted Employee Repurchases”)), shall be made with respect to the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series F Preferred until cumulative dividends on the Series F Preferred in the full amounts as set forth above, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

SECTION 4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) The holders of the Series C Preferred, the Series D Preferred and the Series E Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series F Preferred all amounts due to them through the date of liquidation, dissolution or winding up. Thereafter, the holders of the Series F Preferred shall be entitled to receive such amounts as they would be entitled to receive at such time if, at that time, they were the holders of the Common Stock into which such shares of Series F Preferred may be converted pursuant to Section 6(b) hereof plus an amount equal to all declared but unpaid dividends to which the Series F Preferred are entitled to the date of liquidation, dissolution or winding up (the “Liquidation Amount”). If the assets and funds thus distributed among the holders of Series F Preferred are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of Series F Preferred in the proportion that the number of shares of Series F Preferred held by each such holder bears to the number of all shares of the Series F Preferred then outstanding. After payment has been made to the holders of the Series F Preferred of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Series F Preferred, and the remaining assets of the Company shall be distributed among the holders of all capital stock of the

Company junior to the Series F Preferred in accordance with the Amended and Restated Certificate of Incorporation of the Company, the Certificate of Designation of the Series G Preferred and applicable law.

(b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 6(e) hereof.

SECTION 5. Provisions Generally Applicable to Dividends and Liquidation. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Series F Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or larger liquidation payments so long as the priority of such rights is junior to the rights of the Series F Preferred.

SECTION 6. Conversion.

(a) Mandatory Conversion. Each share of Series F Preferred shall be converted into 37.34084 shares of Common Stock at the office of the Company or any transfer agent for the Series F Preferred upon the earliest to occur of (i) an initial primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, (ii) the redemption or conversion of all of the outstanding shares of Series C Preferred, (iii) the Company seeking relief, or any person seeking relief against the Company, as debtor (unstayed for 60 days) under the United States Bankruptcy Code or making an assignment for the benefit of creditors and (iv) May 1, 1996.

(b) Optional Conversion. Each share of Series F Preferred may, at the option of the holder thereof, from time to time be converted into 37.340854 shares of Common Stock at the office of the Company or any transfer agent for the Series F Preferred.

(c) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Series F Preferred (x) in the case of a conversion pursuant to Section 6(a), upon the occurrence of the event requiring the conversion of all or a portion of the Series F Preferred and (y) in the case of a conversion pursuant to Section 6(b), when such shares are surrendered for conversion into Common Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the value of each share at the time of conversion, as determined as of such date by the Board of Directors of the Company.

(d) Mechanics of Conversion. (i) To the extent possible, before any holder of Series F Preferred shall be required to convert the same into shares of Common Stock pursuant to Section 6(a), such holder shall receive written notice from the Company of such conversion no less; than ten days prior to the anticipated date of such conversion. Such holder shall surrender the certificate or certificates for the Series F Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series F Preferred, within ten days after receipt of written notice from the Company of the conversion of the same. The company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series F Preferred (or to any other person specified in writing by such holder upon surrender of the Series F Preferred certificate or certificates), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately upon the occurrence of the event triggering the applicable mandatory conversion provision of Section 6(a), whether or not any prior written notice has been given with respect thereto, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series F Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series F Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates; provided, that after the conversion of the shares of Series F Preferred, the holder of Series F Preferred shares which have not been delivered but are required to be delivered pursuant to Section 6(a) shall no longer be treated for any purposes as the record holder of such Series F Preferred, but rather as the record holder of the number of shares of Common stock which such holder was entitled to receive upon such conversion. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series F Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series F Preferred being converted.

(ii) Before any holder of Series F Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(b) and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Series F Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Series F Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within ten days after such delivery, issue and deliver at such office to such holder of the Series F Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series F Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Series F Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within ten days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series F Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series F Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series F Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Series F Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series F Preferred being converted.

(e) Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the company, the shares of Series F Preferred shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the holder of such shares of Series F Preferred would have been entitled if immediately prior to such event such holder had converted its shares of Series F Preferred into Common Stock. The provisions of this section 6(e) shall similarly apply to successive changes, reclassifications, conversions, exchanges or cancellations.

(f) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred against impairment.

(g) Notices.

(i) In the event that the Company shall propose at any time (A) to effect any transaction of the type described in Section 6(e) hereof, (B) to pay or make any dividend or distribution in shares of its capital stock, rights or warrants, cash or other assets or evidences of its indebtedness, (C) to subdivide, split or reclassify the outstanding shares of its Capital stock into a larger number of shares, (D) to combine or reclassify the outstanding shares of its capital stock into a smaller number of shares, (E) to issue capital stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of capital stock) other than Common Stock issued pursuant to the exercise of options outstanding as of the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company, (F) to repurchase (or if any subsidiary of the Company proposes to repurchase) any shares of capital stock or (G) to take any similar extraordinary corporate action affecting the Company’s capital stock, then, in connection with each such event, the Company shall send to the holders of the Series F Preferred at least 20 days prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Company intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

(ii) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of the Series F Preferred at least 20 days’ prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 6(g)(i) hereof, the Company shall send written notice to the holders of the Series F Preferred immediately upon any public announcement with respect to an open market repurchase program for, any self-tender offer for and any other repurchase of capital stock of the Company, other than Permitted Employee Repurchases.

SECTION 7. Transfer and Legending of Shares. No transfer of shares of the Series F Preferred shall be effective until such transfer is registered on the books of the Company. Any shares so transferred must bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

The Company shall refuse to register any attempted transfer of shares of Series F Preferred not in compliance with this Section 7.

SECTION 8. Status of Converted Shares. If shares of the Series F Preferred are converted pursuant to Section 6 hereof, the shares so converted shall assume the status of authorized but unissued shares of preferred stock of the Company.

SECTION 9. Reserved Shares. So long as any shares of Series F Preferred remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Series F Preferred at all times a number of authorized but unissued shares of Common Stock at least equal to 100 percent of the number of shares of Common Stock issuable upon conversion of all of the Series F Preferred outstanding at such time.

SECTION 10. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Series F Preferred, to such holder’s address of record, and (ii) in the case of the Company, to the Company’s principal executive offices to the attention of the Company’s president.

SECTION 11. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series F Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the affirmative vote or written consent of the holders of more than 66 2⁄3 percent of the shares of Series F Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Series F Preferred.

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 16th day of November, 1992.

BARNES & NOBLE, INC.

By:	/s/ Irene R. Miller
	Title:	Executive Vice President

ATTEST:

/s/ Michael N. Rosen
Secretary

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES G OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors as of November 5, 1992 adopted the following resolution by unanimous written consent, creating a series of Preferred Stock designated as Redeemable Convertible Preferred Stock, Series G:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation; Rank. This series of Preferred Stock shall be designated Redeemable Convertible Preferred Stock, Series G, par value $.001 per share (the “Series G Preferred”). The Series G Preferred shall be senior to the common stock, par value $.001 per share (the “Common Stock”), of the Company as to dividend payments and as to distributions upon liquidation, dissolution or winding up of the Company.

SECTION 2. Authorized Number. The number of shares constituting the Series G Preferred shall be 250 shares.

SECTION 3. Dividends. The holders of the Series G Preferred shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Company legally available for payment of dividends, upon the declaration of dividends payable in respect of the Common Stock, cumulative dividends in cash on each outstanding share of Series G Preferred equal to the dividends to which such share of Series G Preferred would have been entitled upon the payment of such dividend to the holders of the Common Stock had such share of Series G Preferred been converted into shares of Common Stock pursuant to Section 6 hereof immediately prior to the record date for determination of stockholders entitled thereto. If the Company shall declare a dividend on its Common Stock, the Company agrees to pay each holder of the Series G Preferred, within 10 business days after payment of such dividend (not to exceed 60 days after declaration of such dividend), an amount in cash equal to the dividend payable per share of Common Stock multiplied by the number of shares of Common Stock that such holder of Series G Preferred would have received had he converted his shares of Series G Preferred into Common Stock pursuant to Section 6 hereof immediately prior to such declaration. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series G Preferred at the aforesaid times and rates, such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest. Notwithstanding the foregoing, the holders of the Series G Preferred shall not be entitled to receive any dividends if and so long as any accrued dividends on the Series C Preferred Stock, par value $.001 per share, of the Company (the “Series C Preferred”), the Series D Preferred Stock, par value $.001 per share, of the Company (the “Series D Preferred”), the Series E Preferred Stock, par value $.001 per share, of the Company (the “Series E Preferred”) and the Series F Preferred Stock, par value $.001 per share, of the Company (the “Series F Preferred”) remains unpaid through any Dividend Payment Date specified in the certificates of designation for each such class of preferred stock falling on or before any Dividend Payment Date.

No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock (“Permitted Employee Repurchases”)), shall be made with respect to the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series G Preferred until cumulative dividends on the Series C Preferred in the full amounts as set forth above, and all amounts payable upon redemption of any Series G Preferred then called for redemption, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

SECTION 4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) The holders of the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series G Preferred all amounts due to them through the date of liquidation, dissolution or winding up. Thereafter, the holders of the Series G Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other class or series of the Company’s capital stock ranking pari passu with or junior to the Series G Preferred the preference amount (in cash) of $.001 per share for each share of Series G Preferred then held by them plus an amount equal to all accumulated but unpaid dividends on the Series G Preferred to the date of liquidation, dissolution or winding up (the “Redemption Amount”). If the assets and funds thus distributed among the holders of Series C Preferred are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of Series C Preferred in the proportion that the number of shares of Series G Preferred held by each such holder bears to the number of all shares of the Series G Preferred then outstanding. After payment has been made to the holders of the Series G Preferred of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Series G Preferred, and the remaining assets of the Company shall be distributed among the holders of all capital stock of the Company junior to the Series G Preferred in accordance with the Amended and Restated Certificate of Incorporation of the Company and applicable law.

(b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 7(b) hereof.

SECTION 5. Provisions Generally Applicable to Dividends and Liquidation. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Series G Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or larger liquidation payments so long as the priority of such rights is junior to the rights of the Series G Preferred.

SECTION 6. Conversion.

(a) Right to Convert. The shares of Series G Preferred may, at the option of the holder thereof, from time to time, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 6, at any time prior to November 16, 1997, at the office of the Company or any transfer agent for the Series G Preferred, into 939.372 fully paid and nonassessable shares of Common Stock for each share of Series G Preferred (the “Conversion Amount”); provided that if all of the shares of the Series C Preferred shall have not been redeemed before May 1, 1993, the Conversion Amount shall be increased to 1,026.108 shares of Common Stock; and, provided, further, that if all of the shares of the Series C Preferred shall have not been redeemed before May 1, 1994, the Conversion Amount shall be increased to 1,114.300 shares of Common Stock, in each case subject to the adjustments set forth in Section 7 hereof.

(b) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of the Series G Preferred surrendered for conversion into Common Stock. No fractional shares of Common stock shall be issued upon conversion of the Series G Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the value of each share at the time of conversion, as determined as of such date by the Board of Directors of the Company.

(c) Mechanics of Conversion. Before any holder of Series G Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Series G Preferred to be converted, duly endorsed, plus a cash sum equal to $.01 multiplied by the number of shares of Common Stock into which the shares of Series G Preferred are being converted, at the office of the Company or of any transfer agent for the Series G Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within 10 days after such delivery, issue and deliver at such office to such holder of the Series G Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series G Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case of any certificate for shares of the series G Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the company shall deliver within 10 days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series G Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series G Preferred are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series G Preferred executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon Conversion of shares of Series G Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Series G Preferred being converted.

(d) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred against impairment.

SECTION 7. Anti-Dilution Provisions. The Conversion Amount shall be subject to change or adjustment as follows:

(a) Common Stock Dividends, Subdivisions, Combinations. In case the Company shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Conversion Amount shall be adjusted to equal the number of such shares to which the holder of shares of Series G Preferred would have been entitled upon the occurrence of such event had such shares of Series G Preferred been converted into Common Stock pursuant to Section 6 hereof immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of stockholders entitled thereto. An adjustment made pursuant to this Section 7(a) shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

(b) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation or otherwise), each share of Series G Preferred shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which each share of Series G Preferred was convertible immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of a holder of shares of Series G Preferred to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series G Preferred.

(c) Distributions or Assets or Securities Other than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 7(d) below), cash, other assets or evidences of its indebtedness, then in each such case the Conversion Amount shall be adjusted by multiplying the Conversion Amount immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock at the record date for determining stockholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share less the fair market value (as determined in good faith by the Board of Directors of the Company; provided that if a majority of the holders of the Series G Preferred in their discretion do not agree with such determination, such fair market value shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and the holders of the Series G Preferred, whose fees shall be paid by the Company, provided, however, that if such fair market value as finally determined by such investment banking firm is less than or equal to 105 percent of such fair market value as determined by the Board of Directors of the Company, the holders of the Series G Preferred shall pay such fees) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock. For purposes hereof, if the Company shall make any payment pursuant to Section 2 of the Exchange Agreement (Series E and Series F Preferred Stock) dated as of November 16, 1992 between Vendex International N.V. (“Vendex”) and the Company or Section 6.5 of the Securities Acquisition Agreement dated as of November 16, 1992 between Vendex and the Company (or any other similar payment to or on behalf of Vendex), then the aggregate amount of any such payment shall, for purposes of this Section 7(c), be treated as a cash dividend to all holders of Common Stock; provided that the amount of such deemed dividend “applicable to one share of Common Stock” shall be equal to the aggregate amount of such deemed dividend divided by the number of Common Share Equivalents outstanding on the date of any such payment. An adjustment made pursuant to this Section 7(c) shall become effective immediately after such distribution date.

(d) Below Market Distributions or Issuances of Common Stock. In case the Company shall issue Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Fair Market Value per share of Common stock on the date such Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of common Stock) is sold or issued (provided that no sale of securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Conversion Amount shall thereafter be adjusted by multiplying the Conversion Amount immediately prior to the date of issuance of such Common Stock (or options, rights, warrants or other securities) by a fraction, the numerator of which shall be (x) the sum of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the number of additional Common Share Equivalents represented by all securities so issued multiplied by (y) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance and (B) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (y) the aggregate consideration received by the Company for the total number of securities so issued plus, (z) in the case of options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities. An adjustment made pursuant to this Section 7(d) shall become effective immediately after the date such Common Stock or other security is sold or issued. For purposes of this Section 7(d), in the case of an issuance in the ordinary course of business consistent with past practice of any options, rights, warrants or other securities or any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of the Company, the Fair Market Value of such shares of Common Stock (or of the shares of Common Stock issuable upon the exercise, exchange or conversion of such options, rights, warrants or other securities) at the time such shares of Common Stock (or options, rights, warrants or other securities) are issued shall be deemed to be equal to the fair market value of such securities as determined pursuant to the provisions of such plan or program, so long as the fair market value of such securities is determined by an independent third-party appraiser. Notwithstanding anything herein to the contrary, (1) no further adjustment to the Conversion Amount shall be made (x) upon the issuance or sale of Common Stock pursuant to the exercise of any options, rights or warrants or (y) upon the issuance or sale of Common Stock pursuant to the conversion or exchange of any convertible securities, if the adjustment in the Conversion Amount was made as required hereby upon the issuance or sale of such options, rights, warrants or convertible securities or no adjustment was required hereby at the time such option, right, warrant or convertible security was issued and (2) no adjustment to the Conversion Amount shall be made upon the issuance or sale of Common Stock (x) upon the exercise of any of the Company’s Series A Warrants, (y) upon the conversion of any of the Company’s Series C, D, E, F or G Preferred Stock or (z) upon the exercise of any options existing on the date hereof, without regard to the exercise price thereof.

(e) Below Market Distributions or Issuances of Preferred Stock or Other Securities. In case the Company shall issue Preferred Stock (or other securities of the Company other than Common Stock or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a price per share (or other similar unit) less than the Fair Market Value per share (or other similar unit) of such Preferred Stock (or other security) on the date such Preferred Stock (or other security) is sold (provided that no sale of Preferred Stock or other security pursuant to an underwritten public offering shall be deemed to be for less than its Fair Market Value), then in each such case the Conversion Amount shall thereafter be adjusted by multiplying the Conversion Amount immediately prior to the date of issuance of such Preferred Stock (or other security) by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (B) the Fair Market Value of a share of the Common Stock immediately prior to the date of such issuance minus (y) the difference between (I) the aggregate Fair Market Value of such Preferred Stock (or other security) and (II) the aggregate consideration received by the Company for such Preferred Stock (or other security). An adjustment made pursuant to this Section 7(e) shall become effective immediately after the date such Preferred Stock (or other security) is sold.

(f) Above Market Repurchases of Common Stock. If at any time or from time to time the Company or any Subsidiary (as defined below) thereof shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Company (or any security convertible into or exercisable or exchangeable for shares of Common Stock) at a weighted average purchase price in excess of the Fair Market Value thereof, on the business day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), the Conversion Amount shall be determined by multiplying the Conversion Amount immediately prior to such Determination Date by a fraction, the numerator of which shall be the product of (1) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date minus the number of Common Share Equivalents represented by the securities repurchased or to be repurchased by the Company or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of (I) the aggregate consideration paid by the

Company in connection with such repurchase and (II) in the case of options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities. An adjustment made pursuant to this Section 7(f) shall become effective immediately after the effective date of such repurchase. As used in this Section 7(f), “Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

(g) Above Market Repurchases of Preferred Stock or Other Securities. If at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Preferred Stock (or other securities of the Company other than Common Stock or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a weighted average purchase price in excess of the Fair Market Value thereof, on the business day immediately prior to the Determination Date, the Conversion Amount shall be determined by multiplying the Conversion Amount immediately prior to the Determination Date by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (ii) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the difference between (I) the aggregate consideration paid by the Company in connection with such repurchase and (II) the aggregate Fair Market Value of such Preferred Stock (or other security). An adjustment made pursuant to this Section 7(g) shall become effective immediately after the effective date of such repurchase.

(h) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred against impairment.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holders of Series G Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holders of Series G Preferred, furnish or cause to be furnished to such holders a like certificate setting forth (1) such adjustments and readjustments and (2) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series G Preferred.

(j) Notices.

(i) In the event that the Company shall propose at any time to effect any transaction of the type described in Sections 7(a) through 7(g) hereof or to take any similar extraordinary corporate action affecting the Company’s capital stock, then, in connection with each such event, the Company shall send to the holders of Series G Preferred at least 20 days prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or other distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Company intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Company in connection therewith.

(ii) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of Series G Preferred at least 20 days’ prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 7(j)(i) hereof, the Company shall send written notice to the holders of Series G Preferred immediately upon any public announcement with respect to an open market repurchase program far, any self-tender offer for and any other repurchase of shares of Common Stock, other than repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Company (x) from employees of the Company upon their death, termination or retirement or (y) upon foreclosure pursuant to loans made in the ordinary course of business by the Company to employees of the Company secured by Common Stock.

SECTION 8. Redemption.

(a) Optional Redemption. The Company may, on any date on or after November 16, 1997 (the “Redemption Date”), redeem all of the shares of Series G Preferred then outstanding, out of funds legally available therefor. The redemption payment for each share of Series G Preferred shall be the Redemption Amount determined as of the Redemption Date.

(b) Mechanics of Redemption.

(i) At least 20 days, but not more than 60 days, prior to the Redemption Date, the Company shall send a written notice (the “Redemption Notice”) to each holder of shares of Series G Preferred (the “Redemption Shares”) stating: (A) the total number of Redemption Shares; (B) the number of Redemption Shares held by such holder; (C) the Redemption Date; (D) the Redemption Amount per share; and (E) the manner in which and the place at which such holder is to surrender to the Company the certificate or certificates representing its Redemption Shares.

(ii) Upon surrender to the Company, in the manner and at the place designated, of a certificate or certificates representing Redemption Shares, the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. All such surrendered certificates shall be cancelled.

(iii) On or prior to the Redemption Date, the Company shall have the option to deposit the aggregate of all Redemption Amounts for all Redemption Shares (other than Redemption Shares surrendered for conversion prior to such date) in a bank or trust company (designated in the Redemption Notice) doing business in the Borough of Manhattan, the City and State of New York, having aggregate capital and surplus in excess of $300,000,000, as a trust fund for the benefit of the respective holders of Redemption Shares, with irrevocable instructions and authority to the bank or trust company to pay the appropriate Redemption Amount to the holders of Redemption Shares upon receipt of notification from the Company that such holder has surrendered the certificate representing such shares to the Company. Such instructions shall also provide that any such moneys remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Company upon its request as expressed in a resolution of its Board of Directors. The holder of any Redemption Shares in respect of which such deposit has been returned to the Company pursuant to the preceding sentence shall have a claim as an unsecured creditor against the Company for the Redemption Amount in respect thereof, without interest.

(iv) Provided that the Company has given the Redemption Notice described in Section 8(b)(i) and has on or prior to the Redemption Date either paid or made available (as described in Section 8(b)(iii)) Redemption Amounts to the holders of Redemption Shares, all Redemption Shares shall be deemed to have been redeemed as of the close of business of the Company on the applicable Redemption Date. Thereafter, the holder of such shares shall no longer be treated for any purposes as the record holder of such shares of Series G Preferred, regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent, excepting only the right of the holder to receive the appropriate Redemption Amount, without interest, upon such surrender. Such shares so redeemed shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(v) The Company shall not be obligated to pay the Redemption Amount to any holder of Redemption Shares unless the certificates evidencing such shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

SECTION 9. Definitions. The following terms, as used herein, have the following meanings:

“Common Share Equivalent”, means, with respect to any security of the Company (other than the Series G Preferred, the Series C Preferred and the Series D Preferred) and as of a given date, a number which is, (i) in the case of a share of Common Stock, one, (ii) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security) and (iii) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

“Fair Market Value” means, with respect to a share of common Stock or Preferred Stock or other securities of the Company (other than options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) on any date, the average closing sales price per share (or other similar unit) of such security on the principal market on which such security is traded for the 20 trading days immediately preceding (but not including) such date, less four percent of the amount determined by such method or the alternative method set forth below, representing the estimated costs of the distribution of such security, or, if such security is not publicly traded, the Fair Market Value of such share (or other similar unit) shall be determined as of such date by the Board of Directors of the Company; provided that if the holders of a majority of the Series G Preferred in their discretion do not agree with such determination, the Fair Market Value of such share (or other similar unit) shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Company and the holders of a majority of the Series G Preferred, whose fees shall be paid by the Company; provided, further, that if the Fair Market Value of such share (or other similar unit) as finally determined by such investment banking firm is less than or equal to 105%, in the case of an adjustment pursuant to Sections 7(d) and 7(e) hereof, or greater than or equal to 95%, in the case of an adjustment pursuant to Sections 7(f) and 7(g) hereof, of the Fair Market Value of such share (or other similar unit) as determined by the Board of Directors of the Company, the holders of the Series G Preferred shall pay such fees. Such investment bankers shall take into account any illiquidity of such shares (or other similar units) and shall assume that such shares (or other similar units) do not represent a controlling interest.

SECTION 10. Transfer and Legending of Shares. No transfer of shares of the Series G Preferred shall be effective until such transfer is registered on the books of the Company. Any shares so transferred must bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

The Company shall refuse to register any attempted transfer of shares of Series G Preferred not in compliance with this Section 10.

SECTION 11. Status of Converted Shares. If shares of the Series G Preferred are converted pursuant to Section 6 hereof or redeemed pursuant to Section 6 hereof, the shares so converted or redeemed shall assume the status of authorized but unissued shares of preferred stock of the Company.

SECTION 12. Reserved Shares. So long as any shares of Series G Preferred remain outstanding, the Company agrees to keep reserved for issuance in connection with the conversion of the Series G Preferred at all times a number of authorized but unissued shares of Common Stock at least equal to 100 percent of the number of shares of Common Stock issuable upon conversion of all of the Series G Preferred outstanding at such time. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in any agreement to which a holder of Series G Preferred may be a party.

SECTION 13. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of the Series G Preferred, to such holder’s address of record, and (ii) in the case of the Company, to the Company’s principal executive offices to the attention of the Company’s president.

SECTION 14. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series G Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the affirmative vote or written consent of the holders of more than 66 2⁄3 percent of the shares of Series G Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the Series G Preferred.

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its secretary this 16th day of November, 1992.

BARNES & NOBLE, INC.

By:	/s/ Irene R. Miller
	Title:	Executive Vice President

ATTEST:

/s/ Michael N. Rosen
Secretary

CERTIFICATE OF DESIGNATION OF

PREFERENCES AND RIGHTS OF

PREFERRED STOCK, SERIES H OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, as amended, the Board of Directors as of July 10, 1998 adopted the following resolution, creating a series of Preferred Stock designated as Preferred Stock, Series H:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as “Series H Preferred” (hereinafter referred to as “Series H Preferred”), the shares of such series shall be with par value of $.001 per share, end the number of shares constituting such series shall be 250,000; provided, however, that, if more than a total of 250,000 shares of Series H Preferred shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of July 10, 1998, between the Company and The Bank of New York, as Rights Agent (as amended from time to time) (the “Rights Agreement”), the Board of Directors, pursuant to the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series H Preferred authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

Section 2. Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series H Preferred with respect to dividends, the holders of shares of Series H Preferred, in preference to the holders of shares of Common Stock, par value $.001 per share, of the Corporation (“Common Stock”) and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 30th day of each of April, July, October and January in each year (or, in each case, if not a date on which the Corporation is open for business, the next succeeding business day) or such earlier date in any such month on which dividends on the Common Stock are payable (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series H Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) subject to the provision for adjustment hereinafter set forth, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series H Preferred. In the event the Corporation shall at any time after July 10, 1998 (the “Rights Declaration Date”) (1) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series H Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series H Preferred as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series H Preferred shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series H Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series H Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series H Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series H Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series H Preferred shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series H Preferred shall entitle the holder thereof to 400 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series H Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series H Preferred and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) if at any time dividends on any Series H Preferred shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series H Preferred then outstanding shall have been declared and paid or set apart for payment During each default period, all holders of Preferred Stock (including holders of the Series H Preferred) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series H Preferred may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series H Preferred.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (iii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) Except as set forth herein, holders of Series H Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series H Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series H Preferred outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred, except dividends paid ratably on the Series H Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series H Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series H Preferred, or any shares of stock ranking on a parity with the Series H Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series H Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred unless, prior thereto, the holders of shares of Series H Preferred shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series H Liquidation Preference”). Following the payment of the full amount of the Series H Liquidation Preference, no additional distributions shall be made to the holders of shares of Series H Preferred unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series H Liquidation Preference by (ii) 400 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series H Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series H Preferred and Common Stock, respectively, holders of Series H Preferred and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event there are not sufficient assets available to permit payment in full of the Series H Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series H Preferred, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time alter the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series H Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series H Preferred shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series H Preferred shall not be redeemable.

Section 9. Ranking. The Series H Preferred shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series H Preferred so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series H Preferred, voting separately as a class.

Section 11. Fractional Shares. Series H Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series H Preferred.

IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its Secretary this 10th day of July, 1998.

BARNES & NOBLE, INC.

By:	/s/ Marie J. Torlantis
	Name:	Marie J. Torlantis
	Title:	Executive Vice President, Finance

ATTEST:

/s/ Michael N. Rosen
Michael N. Rosen, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT AND

LOCATION OF REGISTERED OFFICE

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “Corporation”) is BARNES & NOBLE, INC.

2.	The registered office of the Corporation within the State of Delaware is hereby changed to 615 South Dupont Highway, Dover DE 19901, County of Kent.

3.	The registered agent of the Corporation within the State of Delaware is hereby changed to Capitol Services, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 9/9/03.

BARNES & NOBLE, INC.
Name of Corporation

/s/ Jay M. Dorman
Signature

Jay M. Dorman, Asst. Sec.
Printed Name and Title

CERTIFICATE OF THE

DESIGNATIONS, PREFERENCES AND RELATIVE

PARTICIPATING, OPTIONAL AND OTHER SPECIAL

RIGHTS AND QUALIFICATIONS, LIMITATIONS

OR RESTRICTIONS OF SERIES I

PREFERRED STOCK OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, BARNES & NOBLE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) by Article FOURTH, paragraph (b), of the Amended and Restated Certificate of Incorporation of the Company, the Board on November 17, 2009, adopted the following resolution designating a new series of preferred stock as Series I Preferred Stock:

RESOLVED, that, pursuant to the authority vested in the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, a series of preferred stock of the Company is hereby authorized, and the designation and number of shares thereof, and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows (in addition to any preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate which are applicable to shares of Preferred Stock, par value $0.001 per share of the Company (the “Preferred Stock”)):

SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Series I Preferred Stock” (the “Series I Preferred Stock”). The number of shares initially constituting the Series I Preferred Stock shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series I Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of November 17, 2009, between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agreement”), the Board, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series I Preferred Stock authorized to be issued to be increased (to the extent that the Certificate then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

SECTION 2. Dividends or Distributions. (a) Subject to the superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Company ranking superior to the shares of Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series I Preferred Stock, in the amount of $0.25 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series 1 Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series I Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after November 17, 2009, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after November 17, 2009, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Company shall declare a cash dividend on the Series I Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of

Series I Preferred Stock, a dividend of $0.25 per whole share on the Series I Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d) So long as any shares of Series I Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series I Preferred Stock shall have been declared and set aside.

(e) The holders of shares of Series I Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

SECTION 3. Voting Rights. No voting rights shall attach to the Series I Preferred Stock.

SECTION 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions on the Series I Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except dividends paid ratably on the Series I Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series I Preferred Stock, or any shares of stock ranking on a parity with the Series I Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock unless, prior thereto, the holders of shares of Series I Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except distributions made ratably on the Series I Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, that no holder of any Series I Preferred Stock shall be authorized or entitled to receive upon involuntary liquidation of the Company an amount in excess of $100.00 per share of Series I Preferred Stock.

SECTION 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series I Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

SECTION 7. No Redemption; No Sinking Fund. (a) The shares of Series I Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series I Preferred Stock; provided, however, that, subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding shares of Series I Preferred Stock in the open market or by offer to any holder or holders of shares of Series 1 Preferred Stock.

(b) The shares of Series I Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8. Ranking. The Series I Preferred Stock shall rank junior to all other series of Preferred Stock of the Company unless the Board shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 9. Fractional Shares. The Series I Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Preferred Stock. In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a share of Series I Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series I Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series I Preferred Stock.

SECTION 10. Reacquired Shares. Any shares of Series I Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate.

SECTION 11 Amendment. So long as any shares of Series I Preferred Stock shall be outstanding, (i) none of the powers, preferences and relative, participating, optional and other special rights of the Series I Preferred Stock as herein provided shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series I Preferred Stock so as to affect them adversely and (ii) no amendment, alteration or repeal of the Certificate or of the By-laws of the Company shall be effected so as to affect adversely any of such powers, preferences, rights or privileges.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed in its corporate name on this 17th day of November, 2009.

BARNES & NOBLE, INC.

By:	/s/ Joseph Lombardi
Name: Joseph Lombardi
Title: CFO

CERTIFICATE OF THE DESIGNATIONS, PREFERENCES AND RELATIVE

PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS,

LIMITATIONS OR RESTRICTIONS OF

SENIOR CONVERTIBLE REDEEMABLE SERIES J PREFERRED STOCK,

PAR VALUE $.001, OF

BARNES & NOBLE, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, BARNES & NOBLE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) by Article FOURTH, paragraph (b), of the Amended and Restated Certificate of Incorporation of the Company, the Board, on August 18, 2011, adopted the following resolution designating a new series of preferred stock as Series J Preferred Stock:

RESOLVED, that, pursuant to the authority vested in the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) in accordance with the provisions of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), a series of preferred stock of the Company is hereby authorized, and the designation and number of shares thereof, and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof (in addition to any preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate which are applicable to shares of Preferred Stock, par value $.001 per share of the Company), shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Senior Convertible Redeemable Series J Preferred Stock” (the “Series J Preferred Stock”). The number of authorized shares constituting the Series J Preferred Stock shall be 204,000. That number from time to time may be decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof, and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The Company shall not have the authority to issue fractional shares of Series J Preferred Stock.

SECTION 2. Definitions. As used herein with respect to Series J Preferred Stock:

“2011 Annual Meeting Completion Date” has the meaning set forth in the Investment Agreement.

“Accumulated Dividend Record Date” has the meaning set forth in Section 3(a).

“Adjustment Event” has the meaning set forth in Section 23.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Liberty Parties or any of their respective Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Base Amount” means $1,000, subject to adjustment as provided in Section 10(c)(iii).

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Designations” means this Certificate of the Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Senior Convertible Redeemable Series J Preferred Stock, Par Value $.001, of Barnes & Noble, Inc., as amended from time to time.

“Change of Control” means (i) a “Change of Control” as defined in the Credit Agreement, as in effect on the Issue Date, disregarding clause (b) thereof and (ii) any equivalent concept that results in an event of default or gives rise to a right of repayment or acceleration contained in the documents governing any replacement credit facility disregarding any portion thereof relating to “continuing directors”; provided that a transaction that would otherwise be a “Change of Control” shall not be a “Change of Control” for purposes of this Certificate of Designations if (x) it results from the acquisition of beneficial ownership of shares of Capital Stock by any beneficial owner of Series J Preferred Stock or (y) the transaction constituting a Change of Control is a merger, consolidation or similar transaction that results in the conversion of all of the outstanding shares of Series J Preferred Stock into the right to receive an aggregate amount in cash equal to the amount such Holders would receive if all Holders exercised the Change of Control Sale option in accordance with Section 7.

“Change of Control Effective Date” has the meaning set forth in Section 7(a).

“Change of Control Sale” has the meaning set forth in Section 7(a).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose.

“Common Stock” means the common stock of the Company, par value $.001 per share, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Common Stock, such capital stock or equity interests to which a holder of Common Stock shall be entitled upon the occurrence of such event.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 11(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series J Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 6(a).

“Conversion Price” means, for each share of Series J Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means for each share of Series J Preferred Stock, 58.8235 shares of Common Stock, subject to adjustment as set forth herein.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of April 29, 2011, among the Company, the borrowers thereunder, the guarantors thereunder, Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, JPMorgan Chase Bank, N.A and Wells Fargo Retail Finance, LLC, as Co-Syndication Agents and Suntrust Bank and Regions Bank, as Co-Documentation Agents, as amended from time to time in accordance with the terms thereof.

“Current Market Price” per share of Common Stock as of a Record Date for any issuance, distribution, dividend or other action means the arithmetic average of the VWAP per share of Common Stock, for each of the ten consecutive full Trading Days ending on the Trading Day before the Record Date with respect to such issuance, distribution, dividend or other action, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

“Distributed Company VWAP” has the meaning set forth in Section 10(a)(iv).

“Distributed Entity” means any Subsidiary of the Company distributed in a Distribution Transaction.

“Distributed Property” has the meaning set forth in Section 10(a)(iv).

“Distributing Company VWAP” has the meaning set forth in Section 10(a)(iv).

“Distribution Ratio” means the number of shares (or fraction of a share) of the Distributed Entity received in respect of or in exchange for, as applicable, a share of Common Stock in the Distribution Transaction.

“Distribution Transaction” means any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Date” has the meaning set forth in Section 3(a).

“Dividend Period” has the meaning set forth in Section 3(a).

“Dividend Rate” means 7 3⁄4% per annum, or, to the extent and during the period with respect to which such rate has been adjusted as provided herein, such adjusted rate.

“Dividend Record Date” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Preferred Stock” means a series of convertible preferred stock of the Company having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series J Preferred Stock, except that (i) the initial liquidation preference, the Base Amount, the Conversion Rate and the Conversion Price thereof will be determined as provided in Section 10(c)(iii), and (ii) the running of any time periods pursuant to the terms of the Series J Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock.

“Exchange Property” has the meaning set forth in Section 11(a).

“Exchange Ratio” has the meaning set forth in Section 10(c)(iii).

“Expiration Date” has the meaning set forth in Section 10(a)(iii).

“Expiration Time” has the meaning set forth in Section 10(a)(iii).

“Extraordinary Dividend” means any dividend payable in cash to the holders of Common Stock which, when taken together with any cash dividends paid to such holders during the prior three fiscal quarters of the Company, exceeds the net income of the Company for such three fiscal quarters taken together with the estimated net income for the quarter in which such dividend is proposed to be paid, with such estimate to be determined by the Board, or an authorized committee thereof, acting in good faith.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, or an authorized committee thereof, acting in good faith.

“Forced Conversion” has the meaning set forth in Section 9(a).

“General Corporation Law” has the meaning set forth in the recitals above.

“Holder” means a Person in whose name the shares of the Series J Preferred Stock are registered, which Person may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series J Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series J Preferred Stock in violation of Section 4.02 of the Investment Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, at the direction of the Company, recognize any such Person as a Holder.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Clearance” has the meaning set forth in the Investment Agreement.

“Investment Agreement” means that certain agreement between the Company and Liberty GIC, Inc. (the “Investor”) dated as of August 18, 2011, with respect to the purchase and sale of the Series J Preferred Stock, as amended from time to time in accordance with the terms thereof.

“Issue Date” means, with respect to any share of Series J Preferred Stock, the date of initial issuance of such share of Series J Preferred Stock.

“Junior Stock” means the Common Stock, the Series I Preferred Stock, and any other class or series of Capital Stock now existing or hereafter authorized other than the Series J Preferred Stock, any class or series of Parity Stock, and any class or series of Senior Stock.

“Liberty Distribution Transaction” means any transaction by which any Liberty Party or any subsidiary of a Liberty Party that owns of record shares of Series J Preferred Stock, or the Common Stock received upon conversion thereof, ceases to be a subsidiary of any Liberty Party by reason of the distribution of such subsidiary’s or such subsidiary’s parent company’s equity securities to the holders of common stock of any Liberty Party, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Liberty Party” or “Liberty Parties” means Liberty Media Corporation, Liberty CapStarz, Inc., Investor and any of their respective subsidiaries, together with (i) any Affiliate of any of the foregoing that owns of record shares of Series J Preferred Stock, or shares of Common Stock received upon conversion thereof, and is subject to a Liberty Distribution Transaction, and (ii) any Affiliate of any Person that becomes a Liberty Party by reason of any Liberty Distribution Transaction in compliance with the provisions of the Investment Agreement and owns of record shares of Series J Preferred Stock, or shares of Common Stock received upon conversion thereof.

“Liquidation Preference Amount” has the meaning set forth in Section 4(a).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Mirror Preferred Stock” means a series of convertible preferred stock issued by the Distributed Entity and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series J Preferred Stock, except that (i) the initial liquidation preference, the Base Amount, the Conversion Rate and the Conversion Price thereof will be determined as provided in Section 10(c)(iii), (ii) the running of any time periods pursuant to the terms of the Series J Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind of securities of the Distributed Entity that the holders of Common Stock received in the Distribution Transaction.

“Notice of Forced Conversion” has the meaning set forth in Section 9(b).

“Notice of Redemption” has the meaning set forth in Section 8(c).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Controller or the Treasurer.

“Optional Redemption Date” has the meaning set forth in Section 8(c).

“Parity Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks on a parity basis with the Series J Preferred Stock as to the dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Per Share Amount” has the meaning set forth in Section 5(a).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust or other entity.

“Preferred Directors” has the meaning set forth in Section 12(b)(i).

“Purchased Shares” has the meaning set forth in Section 10(a)(iii).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series J Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Reorganization Event” has the meaning set forth in Section 11(a).

“Restricted Securities” has the meaning set forth in Rule 144(a)(3) of the Securities Act of 1933, as amended.

“Rights Plan” means the Rights Agreement dated as of November 17, 2009, between the Company and Mellon Investor Services LLC, as amended by Amendment No. 1, dated as of February 17, 2010, Amendment No. 2, dated as of June 23, 2010, Amendment No. 3, dated as of October 29, 2010 and Amendment No. 4, dated as of the date hereof, and any other agreement or plan entered into by the Company in replacement or substitution therefor.

“Senior Stock” means any class or series of Capital Stock hereafter authorized that expressly ranks senior to the Series J Preferred Stock and has preference or priority over the Series J Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Company.

“Series I Preferred Stock” means the preferred stock of the Company designated as “Series I Preferred Stock”.

“Series J Preferred Stock” shall have the meaning set forth in Section 1.

“Subsidiary” means any company or corporate entity for which the Company owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means the Company acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series J Preferred Stock, and its successors and assigns.

“Trigger Event” has the meaning set forth in Section 10(a)(v).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BKS UN Equity VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for such purpose by the Company).

SECTION 3. Dividends. (a) Holders shall be entitled to receive, if, as and when declared by the Board, or any duly authorized committee thereof, but only out of assets legally available therefor, cumulative cash dividends payable quarterly in arrears on the last day of each of the Company’s fiscal quarters in each year, commencing with the Company’s current fiscal quarter; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable, a “Dividend Payment Date”). The period from and including any Dividend Payment Date (or, prior to the first Dividend Payment Date, from and including the Issue Date) to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series J Preferred Stock shall accrue daily at a rate per annum equal to the Dividend Rate of the Liquidation Preference Amount per share of Series J Preferred Stock. The record date for payment of quarterly dividends on the Series J Preferred Stock will be the 15th day of the calendar month which contains the relevant Dividend Payment Date or the 15th day of the prior month if the Dividend Payment Date is on or before the 15th day of a calendar month (each, a “Dividend Record Date”), and the record date for payment of dividends on the Series J Preferred Stock that were not declared and paid on the relevant Dividend Payment Date shall be a date that is established by the Board and which is not more than 45 days and not fewer then 10 days prior to the date on which such dividends are paid (each, an “Accumulated Dividend Record Date”), in each case whether or not such day is a Business Day. Notwithstanding anything to the contrary herein, (i) in the event that the Company does not redeem all outstanding shares of Series J Preferred Stock in accordance with Section 8(b) as a result of insufficient funds legally available therefor, then commencing on August 18, 2021, the Dividend Rate shall be increased to a rate equal to the Dividend Rate in effect as of the close of business on August 18, 2021 plus 2% per annum and an additional 2% per annum shall be added to such increased Dividend Rate on each anniversary thereafter on which any shares of Series J Preferred Stock remains outstanding, (ii) in the event that the right of the Holders to exercise the right to vote their shares of Series J Preferred Stock on an “as converted” basis or the shares of Common Stock issued upon conversion of the Series J Preferred Stock, the rights of any Liberty Party under the Investment Agreement to exercise its consent rights thereunder, or the right of the Holders to elect Preferred Directors pursuant to Section 12(b) are enjoined, restricted or limited in any manner (other than pursuant to Section 12(a) of this Certificate of Designations, the provisions of the Investment Agreement, or the Rights Plan and any successor stockholder rights plan adopted without violation of the Investment Agreement) at any time following the 2011 Annual Meeting Completion Date (other than by reason of the failure to obtain HSR Clearance by such date or other than as a result of actions by a Liberty Party unrelated to the transactions contemplated by the Investment Agreement and this Certificate of Designations), then commencing on the 2011 Annual Meeting Completion Date (unless HSR Clearance has not been obtained by such date, in which case, commencing on the date on which such rights are enjoined, restricted or limited following the first to occur of the receipt of HSR Clearance or the 90th day referred to in the immediately following clause (iii)) the Dividend Rate shall be increased to a rate equal to the Dividend Rate in effect immediately prior to such date plus 2% per annum, until such date as all of such voting and consent rights are no longer enjoined, restricted or limited in any manner, and (iii) in the event HSR Clearance is not obtained by the 90th day following the Issue Date, then commencing on such 90th day, the Dividend Rate shall be increased to a rate equal to the Dividend Rate in effect immediately prior to such 90th day plus 2% per annum, until such date as HSR Clearance is obtained; provided, however, that the increase in Dividend Rate prescribed by this clause (iii) shall not be in addition to the increase prescribed by the immediately preceding clause (ii). The amount of dividends payable will be computed on the basis of a 365-day year.

(b) Payment; Arrearages. Dividends shall be paid in cash when, as and if declared by the Board. If the Company fails to declare and pay a full dividend on the Series J Preferred Stock on a Dividend Payment Date, then dividends otherwise payable on such Dividend Payment Date on the Series J Preferred Stock shall continue to accrue and cumulate at a rate per annum of 9 3⁄4% (or, if greater, a rate equal to the Dividend Rate in effect immediately prior to such Dividend Payment Date plus 2% per annum) of the Liquidation Preference Amount per share, payable quarterly on each Dividend Payment Date, in arrears, for the period from and including the first Dividend Payment Date (or the Issue Date, as applicable) upon which the Company fails to pay a full dividend on the Series J Preferred Stock through but not including the day upon which the Company pays in accordance with Section 3(a) all dividends on the Series J Preferred Stock that are then in arrears, including any amounts of accrued and unpaid dividends that have been added to the Liquidation Preference Amount pursuant to clause (ii) of the definition thereof (for the avoidance of doubt, dividends following payment of such arrearages on the Series J Preferred

Stock will accrue at a rate per annum of 7 3⁄4% (or, if greater, a rate equal to the then-current Dividend Rate less 2% per annum) of the Liquidation Preference Amount beginning on such day, subject to adjustment). Dividends shall accumulate from the most recent date through which dividends shall have been paid, or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period there have been funds of the Company legally available for the payment of such dividends.

(c) Priority of Dividends. So long as any share of Series J Preferred Stock remains outstanding, unless full dividends on all outstanding shares of the Series J Preferred Stock have been declared and paid, including any accrued and unpaid dividends on Series J Preferred Stock that are then in arrears, or declared and a sum sufficient for the payment of those dividends has been set aside for the benefit of the Holders thereof on the applicable Dividend Record Date, the Company will not, and will cause its Subsidiaries not to, declare or pay any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy stock, including under a contractually binding stock repurchase plan, provided that such contract or plan was entered into prior to any default by the Company of its obligations to pay dividends on the Series J Preferred Stock;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any distribution pursuant to the Rights Plan.

Except as provided below, for so long as any share of Series J Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series J Preferred Stock and any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, all dividends declared upon shares of Series J Preferred Stock and any such Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the applicable Dividend Period per share of Series J Preferred Stock and any other Parity Stock (including, in the case of any such Parity Stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the provisions of this Section 3, dividends may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of shares of Series J Preferred Stock (x) will not be entitled to participate in those dividends, other than, at the election of the Holder, through the receipt of Mirror Preferred Stock and Exchange Preferred Stock and (y) as and to the extent provided in Section 10, will be entitled to an adjustment to the Conversion Rate as a result of such dividends.

(d) Extraordinary Dividend. So long as any shares of Series J Preferred Stock are issued and outstanding, in the event that the Company declares and pays a dividend that is an Extraordinary Dividend, then each share of Series J Preferred Stock shall be entitled to participate in such dividend with the holders of Common Stock and receive an amount per share of Series J Preferred Stock equal to (A) the Per Share Amount on the Record Date for such dividend, multiplied by (B) the amount per share distributed or to be distributed in such Extraordinary Dividend in respect of a share of Common Stock. The Company shall not declare or pay any Extraordinary Dividend on or with respect to Junior Stock (other than the Common Stock). It shall be a condition to the declaration and payment of an Extraordinary Dividend on the Common Stock that the corresponding Extraordinary Dividend be declared and paid concurrently on the Series J Preferred Stock.

(e) Conversion Following a Record Date. If the Conversion Date for any shares of Series J Preferred Stock is prior to the close of business on a Dividend Record Date or an Accumulated Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accumulated Dividend Record Date, as applicable, other than through the inclusion in the Liquidation Preference Amount of the accrued and unpaid dividends through the Conversion Date as contemplated by Section 4(a) below. If the Conversion Date for any shares of Series J Preferred Stock is after the close of business on a Dividend Record Date or an Accumulated Dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder of such shares as of such Dividend Record Date or Accumulated Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date.

SECTION 4. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution in the amount per share of Series J Preferred Stock equal to the per share liquidation preference of (i) $1,000, plus (ii) all accrued but unpaid dividends thereon that were not paid on the relevant Dividend Payment Date and remain unpaid, together with any Extraordinary Dividends to which a share of Series J Preferred Stock is entitled under Section 3(d) and for which payment has not been made, in each case, as of the date of the liquidation, conversion, exchange or redemption, as applicable, plus (iii) without duplication of any amount included in the foregoing clause (ii), all accrued but unpaid dividends thereon since the immediately preceding Dividend Payment Date (or with regard to the first Dividend Payment Date, the Issue Date) as of the date of liquidation, conversion, exchange or redemption, as applicable, whether or not declared, out of assets of the Company legally available therefor (the sum of clauses (i), (ii) and (iii), the “Liquidation Preference Amount”); provided, however, that the calculation of Liquidation Preference Amount shall give effect to the adjustments, if any, required by Section 10(c)(iii). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 4.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 4(a) to all Holders and all holders of any Parity Stock having pari passu rights as to liquidation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 5. Right of the Holders to Convert. (a) From and after the later of (i) the 2011 Annual Meeting Completion Date, and (ii) the date of receipt of HSR Clearance, each Holder shall have the right, at such Holder’s option, to convert each share of such Holder’s Series J Preferred Stock at any time into the number of shares of Common Stock (the “Per Share Amount”) equal to the product of (x) a fraction, the numerator of which is the Liquidation Preference Amount and the denominator of which is the Base Amount, multiplied by (y) the Conversion Rate in effect at such time (subject to the conversion procedures, and with the effect, set forth in Section 6), plus cash in lieu of fractional shares as set out in Section 10(i). The right of conversion may be exercised as to all or any portion of such Holder’s Series J Preferred Stock from time to time.

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series J Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series J Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series J Preferred Stock shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the New York Stock Exchange if shares of Common Stock generally are so listed (or any other principal national securities exchange on which the Common Stock is listed or admitted to trading).

SECTION 6. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series J Preferred Stock pursuant to this Section 6(a):

(i) complete and manually sign the conversion notice provided by the Conversion Agent, and deliver such notice to the Conversion Agent;

(ii) deliver to the Conversion Agent the certificate or certificates representing the shares of Series J Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 18.

Clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Forced Conversion at the option of the Company pursuant to Section 9.

The “Conversion Date” means (i) the date on which a Holder complies with the procedures in this Section 6(a) or (ii) the date or time specified by the Company for a Forced Conversion pursuant to Section 9, in each case, with regard to shares of Series J Preferred Stock subject to such conversion.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series J Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Series J Preferred Stock and such shares of Series J Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series J Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant conversion procedures contained in Section 6(a) (and in any event no later than three Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares, together with any securities or other property issuable thereon). Such delivery of shares of Common Stock, securities or other property shall be made, at the option of the applicable Holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and, to the extent applicable, cash (including payments of cash in lieu of fractional shares), securities or other property to be delivered upon conversion of shares of Series J Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) No Adjustment. Except pursuant to Section 10, no adjustment to shares of Series J Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon the conversion thereof shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date.

(e) Status of Converted or Reacquired Shares. Shares of Series J Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and any filing required by the General Corporation Law become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate.

SECTION 7. Change of Control Sale. (a) In the event of a Change of Control, each Holder of outstanding shares of Series J Preferred Stock shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 20 Business Days after the Change of Control Effective Date, to require the Company to purchase, out of funds legally available therefor, any or all of its shares of Series J Preferred Stock at a purchase price per share, payable in cash, equal to 101% of the Liquidation Preference Amount (a “Change of Control Sale”).

(b) Initial Change of Control Notice. On or before the 20th Business Day prior to the date on which the Company anticipates consummating the Change of Control (or, if later, promptly after the Company discovers that the Change of Control will occur), a written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company. Such notice shall contain:

(i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed); and

(ii) the date, which shall be 20 Business Days after the anticipated Change of Control Effective Date, by which the Change of Control Sale option must be exercised.

(c) Final Change of Control Notice. On the Change of Control Effective Date, a final written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company. Such notice shall contain:

(i) the date, which shall be no less than 20 Business Days after the Change of Control Effective Date, by which the Change of Control Sale option must be exercised;

(ii) the amount of cash payable per share of Series J Preferred Stock and the purchase date for such shares, which shall be no less than 10 and no greater than 20 Business Days from the date by which the Change of Control Sale option must be exercised; and

(iii) the instructions a Holder must follow to exercise its Change of Control Sale option in connection with such Change of Control.

(d) Change of Control Sale Procedure. To exercise a Change of Control Sale option, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such option must be exercised, surrender to the Conversion Agent the certificates representing the shares of Series J Preferred Stock to be sold and indicate that it is exercising its Change of Control Sale option, as applicable.

(e) Delivery upon Change of Control Sale. Upon a Change of Control Sale, the Company shall deliver or cause to be delivered to the Holder by mail or wire transfer the purchase price payable upon the purchase by the Company of such Holder’s shares of Series J Preferred Stock.

(f) Unsold Shares Remain Outstanding. If a Holder does not elect to exercise the Change of Control Sale option pursuant to this Section 7 with respect to all of its shares of Series J Preferred Stock, the shares of Series J Preferred Stock held by it and not surrendered for settlement will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

(g) Partial Exercise of Change of Control Sale. In the event that a Change of Control Sale is effected with respect to shares of Series J Preferred Stock representing less than all the shares of Series J Preferred Stock held by a Holder, upon such Change of Control Sale the Company shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series J Preferred Stock held by the Holder as to which a Change of Control Sale was not effected.

SECTION 8. Redemption. (a) Optional Redemption. The Series J Preferred Stock may be redeemed, in whole, but not in part, at any time after August 17, 2016, at the option of the Company out of funds legally available therefor (but subject to the right of the Holders to convert the shares of Series J Preferred Stock into shares of Common Stock prior to the Optional Redemption Date set forth in the Notice of Redemption pursuant to Section 8(c)) at a redemption price per share, payable in cash, equal to the Liquidation Preference Amount.

(b) Mandatory Redemption. On August 18, 2021, the Company shall redeem all outstanding shares of Series J Preferred Stock out of funds legally available therefor at a redemption price per share, payable in cash, equal to the Liquidation Preference Amount. If there is not a sufficient amount of funds legally available to redeem all outstanding shares of Series J Preferred Stock, the Company shall, to the extent permitted by applicable law, take action to reduce its capital or otherwise increase its aggregate capital surplus in order to make funds legally available for such redemption. To the extent thereafter that the Company has insufficient funds legally available to redeem all outstanding shares of Series J Preferred Stock, the Company shall use any funds legally available therefor to redeem the Series J Preferred Stock on a pro rata basis with respect to each Holder and shall redeem the remaining portion of the Series J Preferred Stock as promptly as reasonably practicable after the Company has sufficient funds legally available to effect such redemption. For the avoidance of doubt, any shares of Series J Preferred Stock that remain outstanding after August 17, 2021 shall continue to accrue dividends in accordance with the provisions in Section 3 for so long as such shares remain outstanding, and the Holders shall retain the right to convert their shares of Series J Preferred Stock into Common Stock pursuant to the terms of this Certificate of Designations; provided, however, that the Company shall no longer have the right to force the conversion of the Series J Preferred Stock into shares of Common Stock pursuant to Section 9.

(c) Redemption Procedure. In order to exercise the redemption right described in this Section 8, the Company shall provide notice of such redemption to each Holder (such notice, a “Notice of Redemption”). In the case of a redemption pursuant to Section 8(a), the date and time of redemption selected by the Company (the “Optional Redemption Date”), shall be no less than 30 days and no greater than 60 days after the date on which the Company provides such Notice of Redemption. In addition to any information required by applicable law or regulation, the Notice of Redemption shall state, as appropriate:

(i) in the case of a redemption pursuant to Section 8(a), the Optional Redemption Date;

(ii) the redemption price; and

(iii) the instructions a Holder must follow with respect to the redemption, including the method for surrendering the certificates for the shares of Series J Preferred Stock to be redeemed for payment of the redemption price.

(d) Effectiveness of Redemption. If the Notice of Redemption has been duly given and if on or before the redemption date all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the Holders, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share of Series J Preferred Stock so called for redemption has not been surrendered, on and after the redemption date dividends shall cease to accrue on all shares of Series J Preferred Stock so called for redemption, all shares of Series J Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Series J Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares of Series J Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price of such shares of Series J Preferred Stock.

SECTION 9. Forced Conversion at the Option of the Company. (a) From and after the later of (i) the date of receipt of HSR Clearance, and (ii) August 18, 2013, the Company shall have the right, at its option, to cause each outstanding share of the Series J Preferred Stock to be converted into the number of shares of Common Stock equal to the Per Share Amount (plus cash in lieu of fractional shares as set forth in Section 10(i)) if, for 20 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day preceding the date the Company delivers a Notice of Forced Conversion, the VWAP of the Common Stock on each of such 20 consecutive Trading Days exceeds 150% of the Conversion Price of the Series J Preferred Stock (a “Forced Conversion”).

(b) Notice of Forced Conversion. In order to effect a Forced Conversion, the Company shall provide notice of such conversion to each Holder (such notice, a “Notice of Forced Conversion”). The Conversion Date for such Forced Conversion shall be a date selected by the Company and shall be no less than 10 Business Days and no greater than 20 Business Days after the date on which the Company provides such Notice of Forced Conversion. In addition to any information required by applicable law or regulation, the Notice of Forced Conversion shall state, as appropriate:

(i) the Conversion Date for the Forced Conversion; and

(ii) the Conversion Rate as in effect on the date of the Notice of Forced Conversion (subject to adjustment as set forth herein) and the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series J Preferred Stock held by such Holder.

SECTION 10. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0	=	the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
CR1	=	the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event (including, for the avoidance of doubt, a number of shares of Common Stock equal to OS0 in the event of a dividend or distribution that does not involve the surrender or exchange of shares of Common Stock).

Any adjustment made pursuant to this clause (i) shall be effective immediately prior to the open of business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or reclassification. If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) the dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than a distribution of rights issued pursuant to a stockholders rights plan, to the extent such rights are attached to shares of Common Stock (in which event the provisions of Section 10(a)(v) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring 60 days or less from the date of issuance thereof, at less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0 + X) / (OS0 + Y)]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
CR1	=	the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately prior to the open of business on the Trading Day immediately following the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii) the Company or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 10(a)(iv) or 10(c)(iii)) by the Company or a subsidiary of the Company for all or any portion of the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day prior to the last day (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date
CR1	=	the new Conversion Rate in effect immediately after the close of business on the Expiration Date
FMV	=	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)
OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares
OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time, including any Purchased Shares
SP1	=	the arithmetic average of the VWAP for each of the 10 consecutive full Trading Days ending on the Trading Day immediately succeeding the Expiration Date

Any adjustment made pursuant to this clause (iii) shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date. In the event that the Company or any of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(iv) the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (subject to an exception for cash in lieu of fractional shares) shares of any class of Capital Stock (other than Common Stock as covered by Section 10(a)(i)), evidences of its indebtedness, assets, other property or securities or rights, options or warrants to acquire Capital Stock or other securities, but excluding (A) dividends or distributions referred to in Section 10(a)(i) hereof, (B) rights, options or warrants referred to in Section 10(a)(ii) hereof or distributed in connection with a stockholder rights plan (in which event the provisions of Section 10(a)(v) to the extent applicable shall apply), (C) dividends or distributions paid exclusively in cash (which, to the extent applicable, are required to be paid to the Holders pursuant to Section 3), or (D) Distribution Transactions as to which the provision set forth below in this Section 10(a)(iv) shall apply or as to which the Holder makes an election pursuant to Section 10(c)(iii) to receive Mirror Preferred Stock and Exchange Preferred Stock (any of such shares of Capital Stock, indebtedness, assets, property or rights, options or warrants to acquire Common Stock or other securities, hereinafter in this Section 10(a)(iv) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0—FMV)]

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1	=	the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0	=	the Current Market Price as of the Record Date for such dividend or distribution
FMV	=	the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution

With respect to an adjustment pursuant to this Section 10(a)(iv) in connection with a Distribution Transaction, the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0	=	(x) the Exchange Ratio, multiplied by (y) the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction
CR1	=	the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV	=	(x) the Distribution Ratio, multiplied by (y) the arithmetic average of the volume-weighted average prices for a share of the capital stock or similar equity interest distributed to holders of Common Stock on the principal United States securities exchange on which such capital stock or equity interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or equity interest on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for such purpose by the Company), for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction (such arithmetic average, the “Distributed Company VWAP”)
MP0	=	(x) the Exchange Ratio, multiplied by (y) the arithmetic average of the VWAP for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction (such arithmetic average, the “Distributing Company VWAP”)

(v) If the Company has a stockholder rights plan in effect with respect to the Common Stock on the Conversion Date (including the Rights Plan), upon conversion of any shares of the Series J Preferred Stock, Holders of such shares will receive, in addition to the shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to the Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Common Stock as described in Section 10(a)(ii) (without giving effect to the 60-day limit on the exercisability of rights, options and warrants ordinarily subject to such Section 10(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Section 10(a)(i). Notwithstanding the preceding provisions of this paragraph, no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an

“affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series J Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, an “acquiring person.”

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required. (i) Except as otherwise provided in Section 10, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in Section 10, no adjustment of the Conversion Rate need be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) In the event the Company proposes to effect a Distribution Transaction, the Company shall provide each Holder with written notice describing such Distribution Transaction not more than 60 Business Days and not less than 20 Business Days prior to the effective date of such Distribution Transaction. Each Holder that has elected, by giving notice to the Company pursuant to Section 19 of this Certificate of Designations, to receive Mirror Preferred Stock and Exchange Preferred Stock in lieu of the adjustment set forth in Section 10(a)(iv) of this Certificate of Designations will have the right to exchange such number of shares of Series J Preferred Stock as such Holder shall designate, effective as of the effective date of the Distribution Transaction, for an equivalent number of shares of Exchange Preferred Stock of the Company and an equivalent number of shares of Mirror Preferred Stock of the Distributed Entity. It shall be a condition to the right of the Company to complete a Distribution Transaction that the Company has provided the Holders with notice of the pending Distribution Transaction and the opportunity to elect between the adjustment described in Section 10(a)(iv) of this Certificate of Designations and the receipt of Mirror Preferred Stock and Exchange Preferred Stock described in this Section 10(c)(iii). The sum of the initial liquidation preference amounts of a share of Exchange Preferred Stock and a share of Mirror Preferred Stock delivered in exchange for a share of Series J Preferred Stock will equal the Liquidation Preference Amount of a share of Series J Preferred Stock on the effective date of the Distribution Transaction. A share of Mirror Preferred Stock received in respect of each share of Series J Preferred Stock will have an initial liquidation preference amount equal to the product of (i) the Liquidation Preference Amount of a share of Series J Preferred Stock exchanged therefor and (ii) the quotient of (x) the Distributed Company VWAP multiplied by the Distribution Ratio applicable to such Distribution Transaction and (y) the sum of (1) the Distributed Company VWAP multiplied by the Distribution Ratio plus (2) the Distributing Company VWAP multiplied by the Exchange Ratio (as defined below). A share of Exchange Preferred Stock received in respect of each share of Series J Preferred Stock will have an initial liquidation preference amount equal to the difference between the Liquidation Preference Amount of a share of Series J Preferred Stock exchanged therefore and the initial liquidation preference amount of a share of Mirror Preferred Stock as determined by the immediately preceding sentence. The Base Amount for purposes of Section 5 shall be allocated between the Mirror Preferred Stock and the Exchange Preferred Stock in the same proportion as the Liquidation Preference Amount of a share of Series J Preferred Stock is allocated between the initial liquidation preference amount of a share of Mirror Preferred Stock and the initial liquidation preference amount of a share of Exchange Preferred Stock pursuant to this Section 10(c)(iii).

Each of the Mirror Preferred Stock and the Exchange Preferred Stock will have an initial conversion rate equal to the Conversion Rate applicable to the Series J Preferred Stock immediately following the Distribution Transaction (without giving effect to any adjustment under Section 10(a)(iv) with respect to such Distribution Transaction), except as described below:

(A) To the extent the Distribution Transaction results in a reduction of the number of outstanding shares of Common Stock, the initial conversion rate applicable to the Exchange Preferred Stock will instead equal the product of (x) the Conversion Rate on the effective date of the Distribution Transaction (without giving effect to any adjustment under Section 10(a)(iv) with respect to such Distribution Transaction) and (y) the quotient of (1) the number of outstanding shares of Common Stock immediately following the effective date of the Distribution Transaction and (2) the number of outstanding shares of Common Stock immediately prior to the effective date of the Distribution Transaction (clause (y), the “Exchange Ratio”); and

(B) To the extent the Distribution Ratio is greater or less than one, the initial conversion rate applicable to the Mirror Preferred Stock will instead equal the product of (x) the Conversion Rate on the effective date of the Distribution Transaction (without giving effect to any adjustment under Section 10(a)(iv) with respect to such Distribution Transaction) and (y) the Distribution Ratio.

The Mirror Preferred Stock will have a Conversion Price equal to the dollar amount obtained by dividing (I) the product of (x) $1,000 multiplied by (y) the quotient of (1) the Distributed Company VWAP multiplied by the Distribution Ratio, divided by (2) the sum of (A) the Distributed Company VWAP multiplied by the Distribution Ratio and (B) the Distributing Company VWAP multiplied by the Exchange Ratio, by (II) the Conversion Rate applicable to the Mirror Preferred Stock.

The Exchange Preferred Stock will have a Conversion Price equal to the dollar amount obtained by dividing (I) the product of (x) $1,000 multiplied by (y) the quotient of (1) the Distributing Company VWAP multiplied by Exchange Ratio, divided by (2) the sum of (A) the Distributed Company VWAP multiplied by the Distribution Ratio and (B) the Distributing Company VWAP multiplied by the Exchange Ratio, by (II) the Conversion Rate applicable to the Exchange Preferred Stock.

(iv) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries or of any employee agreements or arrangements or programs;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of August 18, 2011; or

(D) for a change in the par value of the Common Stock.

(d) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 under more than one subsection hereof (other than where Holders are entitled to elect the applicable adjustment, in which case such election shall control), such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Other Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 10, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under Section 10, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 10(f):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 10 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(h) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 10(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series J Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series J Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 10.

(i) Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series J Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series J Preferred Stock of such Holder that are being converted on any single Conversion Date.

SECTION 11. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which the Common Stock (but not the Series J Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Company or another person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Company, in each case pursuant to which the Common Stock (but not the Series J Preferred Stock) is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Series J Preferred Stock) into other securities;

(each of which is referred to as a “Reorganization Event”) each share of Series J Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders (unless otherwise required by Section 4.01 of the Investment Agreement) and subject to Section 11(e), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date, other than to the extent accrued and unpaid dividends have been added to the Liquidation Preference Amount (whether pursuant to clause (ii) or (iii) of the definition thereof)) that the Holder of such share of Series J Preferred Stock would have received in such Reorganization Event had such Holder converted its share of Series J Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event, assuming that such Holder is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b) Exchange Property Election. In the event that the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property that the Holders shall be entitled to receive shall be determined by the Holders of a majority of the outstanding shares of Series J Preferred Stock on or before the earlier of (i) the deadline for elections by holders of Common Stock and (ii) two Business Days before the anticipated effective date of such Reorganization Event. The number of units of Exchange Property for each share of Series J Preferred Stock converted following the effective date of such Reorganization Event shall be determined from among the choices made available to the holders of the Common Stock and based on the Per Share Amount as of the effective date of the Reorganization Event, determined as if the references to “share of Common Stock” in this Certificate of Designations were to “units of Exchange Property.”

(c) Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of Capital Stock (or capital stock of any other issuer) received by the holders of the Common Stock in any such Reorganization Event.

(d) Reorganization Event Notice. The Company (or any successor) shall, no less than 20 Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series J Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series J Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, or in the case of a Reorganization Event described in Section 11(a)(ii), an exchange of Series J Preferred Stock for the stock of the Person to whom the Company’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designations.

SECTION 12. Voting Rights.

(a) From and after the later of (i) the 2011 Annual Meeting Completion Date, and (ii) the date of receipt of HSR Clearance, the Holders of shares of Series J Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock (together with any other class or series of Capital Stock then entitled to vote with the Common Stock), except as required herein or by applicable law. Each Holder shall be entitled to the number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series J Preferred Stock held of record by such Holder could then be converted pursuant to Section 5 at the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at the date such vote or consent is taken or any written consent of stockholders is first executed; provided, however, that, subject to the first parenthetical of the next sentence, so long as the Rights Plan (or any successor stockholder rights plan entered into without violation of the Investment Agreement) is in full force and effect and the rights issued thereunder have not been redeemed, canceled or exchanged, the maximum number of votes such Holder will be entitled to cast (based on the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock held by such Holder and any shares of Common Stock held by such Holder) will be limited to the maximum number of votes such Holder shall be permitted to cast under the Rights Plan without becoming an Acquiring Person (as defined in the Rights Plan). The number of votes entitled to be cast in respect of each share of Series J Preferred Stock (but not the votes per share of Common Stock) shall be adjusted by such number of votes (including, if necessary, fractional votes) as is necessary to give effect to the reduction in voting power provided for in the immediately preceding sentence. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Bylaws of the Company.

(b) Election. (i) Immediately following the receipt of HSR Clearance, and for so long as (1) at least 127,500 shares of Series J Preferred Stock are outstanding and held by the Liberty Parties, the registered holders of Series J Preferred Stock shall have the exclusive right to appoint and elect two directors, and (2) at least 76,500 but less than 127,500 shares of Series J Preferred Stock are outstanding and held by the Liberty Parties, the registered holders of Series J Preferred Stock shall have the exclusive right to appoint and elect one director (directors so appointed and elected, the “Preferred Directors”), in each case subject to and as provided in the Investment Agreement.

(ii) Term. Each Preferred Director shall serve until the next annual meeting of the stockholders of the Company and until his or her successor is elected and qualifies in accordance with this Section 12(b) and the Bylaws of the Company, unless such Preferred Director is earlier removed in accordance with the Bylaws of the Company, resigns or is otherwise unable to serve. In the event any Preferred Director is removed, resigns or is unable to serve as a member of the Board, the registered holders of Series J Preferred Stock shall have the right to fill such vacancy, subject to and as provided in the Investment Agreement. Each Preferred Director may only be elected to the Board by the registered holders of Series J Preferred Stock in accordance with this Section 12(b), and each such director’s seat shall otherwise remain vacant.

(iii) Reduction of Preferred Directorships. At such time as the Liberty Parties hold at least 76,500 but less than 127,500 shares of Series J Preferred Stock, the number of Preferred Directors shall automatically, immediately and permanently without any further action on the part of the stockholders or the Board, be decreased by one (and the number of directors constituting the Board shall correspondingly be decreased). At such time as the Liberty Parties hold less than 76,500 shares of Series J Preferred Stock, the number of Preferred Directors shall automatically, immediately and permanently without any further action on the part of the stockholders or the Board, be decreased to zero (and the number of directors constituting the Board shall correspondingly be decreased). In the event of a decrease in the number of Preferred Directors pursuant to the foregoing sentence, the term of office of one or both Preferred Directors, as the case may be in accordance with this Section 12(b)(iii), shall immediately terminate; provided that if the reduction is from two Preferred Directors to one Preferred Director and the Preferred Directors cannot agree on which Preferred Director will cease to be a Preferred Director, the term of the Preferred Director who is younger in age shall terminate.

(iv) Non-Limitation of Voting Rights. For the avoidance of doubt, the right of the Series J Preferred Stock to vote for the election of the Preferred Directors shall be in addition to the right of the Series J Preferred Stock to vote together with the holders of Common Stock (and any other class or series of Capital Stock entitled to vote thereon with the Common Stock) for the election of the other members of the Board of the Company.

(c) Each Holder of Series J Preferred Stock will have one vote per share on any matter on which Holders of Series J Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

SECTION 13. Preemptive Rights. Except as provided in the Investment Agreement or any other agreement between the Company and one or more Holders, the Holders shall not have any preemptive rights.

SECTION 14. Creation of Capital Stock. Notwithstanding anything set forth in the Certificate or this Certificate of Designations to the contrary, but subject to the rights of the Holders pursuant to Section 4.01 of the Investment Agreement, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock.

SECTION 15. No Sinking Fund. Shares of Series J Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 16. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series J Preferred Stock shall be the Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 17. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue certificates representing shares of Series J Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series J Preferred Stock formerly evidenced by the certificate.

SECTION 18. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series J Preferred Stock or shares of Common Stock or other securities issued on account of Series J Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series J Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Series J Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series J Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

SECTION 19. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at Barnes & Noble, Inc., 122 Fifth Avenue, New York, NY 10011 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 20. Facts Ascertainable. (a) When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. The secretary of the Company shall also maintain a written record of the Issue Date, the number of shares of Series J Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any stockholder who makes a request therefor.

(b) If any voting right identified in Section 3(a)(ii) hereof is enjoined, restrained or limited, the increase in the Dividend Rate provided for in Section 3(a)(ii) in lieu of such voting right or voting rights shall be the sole and exclusive remedy for such injunction, restriction or limitation, and no Holder shall have any other remedy in respect thereto.

SECTION 21. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series J Preferred Stock granted hereunder may be waived as to all shares of Series J Preferred Stock (and the holders thereof) upon the written consent of the Board (or an authorized committee thereof) and the Holders of a majority of the shares of Series J Preferred Stock then outstanding.

SECTION 22. Severability. If any term of the Series J Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

SECTION 23. Adjustment in Shares Numbers. If, after the Issue Date, there is a subdivision, split, stock dividend, combination, reclassification or similar event (“Adjustment Event”) with respect to the Series J Preferred Stock, then upon the effectiveness of such Adjustment Event all references in Section 12 to specific numbers of such shares shall automatically be adjusted proportionately, so that the Holders of such shares will retain the same rights under Section 12 immediately following the effectiveness of such Adjustment Event as they did immediately prior thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed in its corporate name on this 18th day of August, 2011.

BARNES & NOBLE, INC.

by:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel & Corporate Secretary